As filed with the Securities and Exchange Commission on February 7, 2020

1940 Act File No. 811-23482

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 1	[X]

KEYSTONE PRIVATE INCOME FUND

(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

414-299-2270

(Registrant’s Telephone Number)

Terrance P. Gallagher

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

DO NOT COPY OR CIRCULATE	COPY NO. ___

KEYSTONE PRIVATE INCOME FUND

Confidential Private Placement Memorandum

Class A Shares

Class D Shares

Class Y Shares

Class I Shares

Class Z Shares

Effective February 7, 2020

Keystone Private Income Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates under an Agreement and Declaration of Trust (“Declaration of Trust”) dated August 26, 2019 (the “Declaration of Trust”). Keystone National Group, LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Fund intends to qualify and elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The investment objective of the Fund is to produce current income. The Investment Manager manages the Fund’s portfolio with a view toward producing current income, managing liquidity and protecting against downside scenarios. Under normal market conditions, the Fund will seek to achieve its investment objective by opportunistically investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in a wide range of private credit-oriented or other cash flow producing investments, including corporate loans and credit facilities, equipment leasing transactions, real estate backed loans, corporate and consumer receivables, and other specialty finance opportunities or income-producing assets. The Fund may allocate its assets through a wide range of investment vehicles and structures, including among others as senior debt and also as subordinated debt, preferred equity and common equity investments. The Fund cannot guarantee that its investment objective will be achieved or that its investment strategy will be successful. SEE “PRINCIPAL RISK FACTORS” BEGINNING ON PAGE 18.

This Confidential Private Placement Memorandum (the “Memorandum”) applies to the offering of five separate classes of shares of beneficial interest (“Shares”) of the Fund, designated as Class A Shares (“Class A”), Class D Shares (“Class D”), Class Y Shares (“Class Y”), Class I Shares (“Class I”), and Class Z Shares (“Class Z”). The Shares will generally be offered as of the first business day of each calendar month or at such other times as may be determined by the Fund, in each case subject to any applicable sales charges, early repurchase fees and other fees, as described herein. The Shares will be issued at the net asset value (“NAV”) per Share. No Shareholder will have the right to require the Fund to redeem its Shares.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated February 7, 2020, has been filed with the SEC. While the Fund does not maintain a website, you may request a free copy of this Memorandum, the SAI, annual and semi-annual reports and other information about the Fund, and make inquiries without charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at 1-888-332-3320. The SAI is incorporated by reference into this Memorandum in its entirety. The table of contents of the SAI appears on page 55 of this Memorandum. You can obtain the SAI, annual and semi-annual reports of the Fund, and other information about the Fund on the SEC’s website (www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Shares are an illiquid investment.

●	You should generally not expect to be able to sell your Shares (other than through the repurchase process), regardless of how the Fund performs.

●	Although the Fund intends to implement a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund.

●	If you are permitted to sell your Shares to a third party rather than through the repurchase process, you may receive less than your purchase price.

●	The Fund does not intend to list the Shares on any securities exchange and the Fund does not expect a secondary market in the Shares to develop.

●	You should consider that you may not have access to the money you invest for an indefinite period of time.

●	An investment in the Shares is not suitable for you if you need foreseeable access to the money you invest.

●	Because you may be unable to sell your Shares or have them repurchased immediately, you may find it difficult to reduce your exposure on a timely basis during a market downturn.

No Prior History. The Fund has no operating history and the shares have no history of public trading.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense. This is a private offering made only pursuant to the exemptions provided by Rule 506 under Section 4(a)(2) of the Securities Act of 1933, as amended.

THE INVESTMENT MANAGER IS EXEMPT FROM REGISTRATION WITH THE U.S. COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AS A COMMODITY POOL OPERATOR (“CPO”) PURSUANT TO CFTC RULE 4.13(a)(3). THEREFORE, UNLIKE A REGISTERED CPO, THE INVESTMENT MANAGER IS NOT REQUIRED TO DELIVER A CFTC DISCLOSURE DOCUMENT TO PROSPECTIVE INVESTORS, NOR IS IT REQUIRED TO PROVIDE INVESTORS WITH CERTIFIED ANNUAL REPORTS THAT SATISFY THE REQUIREMENTS OF CFTC RULES APPLICABLE TO REGISTERED CPOS. THE INVESTMENT MANAGER QUALIFIES FOR THE EXEMPTION UNDER CFTC RULE 4.13(a)(3) BECAUSE IT LIMITS THE FUND’S USE OF COMMODITY FUTURES TO CERTAIN PRESCRIBED LEVELS AT ALL TIMES.

You should not construe the contents of this Memorandum and the SAI as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below.

THE FUND’S PLACEMENT AGENT IS UMB DISTRIBUTION SERVICES, LLC.

Beginning on January 1, 2021 as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund c/o UMB Fund Services at 235 West Galena Street, Milwaukee, WI 53212, or by calling toll-free at 1-888-332-3320. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by contacting them directly. Your election to receive reports in paper will apply to the Fund and all funds held through your financial intermediary, as applicable.

The date of this Memorandum is February 7, 2020

Table of Contents

FUND SUMMARY	1
FUND FEES AND EXPENSES	8
USE OF PROCEEDS	10
INVESTMENT OBJECTIVE AND STRATEGIES	10
PRINCIPAL RISK FACTORS	18
MANAGEMENT OF THE FUND	32
INVESTMENT MANAGEMENT AND INCENTIVE FEES	34
PLACEMENT AGENT	35
DISTRIBUTION AND SERVICE PLAN	36
ADMINISTRATION	37
CUSTODIAN	38
FUND EXPENSES	38
VOTING	40
CONFLICTS OF INTEREST	40
OUTSTANDING SECURITIES	41
TENDER OFFERS/OFFERS TO REPURCHASE	41
TENDER/REPURCHASE PROCEDURES	42
TRANSFERS OF SHARES	43
ANTI-MONEY LAUNDERING	43
LEVERAGE	44
CREDIT FACILITY	45
CALCULATION OF NET ASSET VALUE	45
DISTRIBUTIONS	46
DIVIDEND REINVESTMENT PLAN	47
TAXES	47
OTHER TAX MATTERS	51
ERISA AND CODE CONSIDERATIONS	51
DESCRIPTION OF SHARES	53
INVESTOR QUALIFICATIONS	53
PURCHASING SHARES	53
REPORTS TO SHAREHOLDERS	54
FISCAL YEAR	54
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL	54
INQUIRIES	54
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	55

FUND SUMMARY

This is only a summary and does not contain all of the information that investors should consider before investing in the Fund. Investors should review the more detailed information appearing elsewhere in this Memorandum and SAI, especially the information set forth under the heading “Principal Risk Factors.”

The Fund and the Shares

Keystone Private Income Fund (the “Fund”) is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and organized as a Delaware statutory trust on August 27, 2019. Keystone National Group, LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager provides day-to-day investment management services to the Fund. The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of assets that it may invest in any single issuer of securities. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers five separate classes (each a “Class”) of shares of beneficial interest (“Shares”) designated as Class A Shares (“Class A”), Class D Shares (“Class D”), Class Y Shares (“Class Y”), Class I Shares (“Class I”), and Class Z Shares (“Class Z”). Each class of Shares are subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. The Fund has applied for and expects to receive an exemptive order from the SEC with respect to the Fund’s multi-class structure. Class A, Class D, Class I and Class Z Shares will not be offered to investors until the Fund has received an exemptive order permitting the multi-class structure. There is no assurance that the Fund will be granted the exemptive order.

The Fund intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Code, which generally requires that, at the end of each quarter: (1) at least 50% of the Fund’s total assets are invested in (i) cash and cash items (including receivables), Federal Government securities and securities of other regulated investment companies; and (ii) securities of separate issuers, each of which amounts to no more than 5% of the Fund’s total assets (and no more than 10% of the issuer’s outstanding voting shares), and (2) no more than 25% of the Fund’s total assets are invested in (i) securities (other than Federal Government securities or the securities of other regulated investment companies) of any one issuer; (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the taxpayer controls and which are engaged in the same or similar trades or businesses; or (iii) the securities of one or more qualified publicly traded partnerships.
Investment Objective and Strategies	The Fund’s primary objective is to produce current income. The Investment Manager manages the Fund’s portfolio with a view toward producing current income, managing liquidity and protecting against downside scenarios. Under normal market conditions, the Fund will seek to achieve its investment objective by opportunistically investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in a wide range of private credit-oriented or other cash flow producing investments. For purposes of the Fund’s strategy, such investments may include corporate loans and credit facilities, equipment leasing transactions, real estate backed loans, corporate and consumer receivables, and other specialty finance opportunities or income-producing assets. The Fund may allocate its assets through a wide range of investment vehicles and structures, including among others as senior debt and also as subordinated debt, preferred equity and common equity investments. There can be no assurance that the Fund will achieve its investment objective.

The Investment Manager intends to invest in a wide variety of private credit investments intended to reduce the risk associated with the Fund’s investment strategy, which may include without limitation:

●    Primarily targeting asset-backed investments that are secured by diversified classes of collateral;

●    Further diversifying investments across asset types, collateral protections, geographies, industries, capital structures, and maturity dates; and

●    Monitoring underlying asset valuations, reviewing payment histories and tracking performance of counterparties and their compliance with financial and other covenants.

To the extent permitted by the Investment Company Act, the Fund is also expected to borrow for investment purposes. To further enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by the Fund from Shareholders, the Investment Manager may sell, realize or otherwise exit certain of the Fund’s assets on the Fund’s behalf.

The Fund holds liquid assets and intends to hold such liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.

A significant amount of the private credit investments in which the Fund will invest may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal. There can be no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without a vote of a majority (as defined in the Investment Company Act) of the Fund’s outstanding Shares.

The Investment Manager	As Investment Manager, Keystone National Group, LLC provides day-to-day investment management services to the Fund. Its principal place of business is located at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111, and it maintains an office at 5000 Executive Parkway, Suite 445, San Ramon, California 94583. The Investment Manager is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As of December 31, 2019, approximately $950 million of assets were under the management of the Investment Manager and its affiliates.
The Administrator

The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services, including performing all actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.

Fees and Expenses	The Fund bears its own operating expenses (including, without limitation, its offering expenses not paid by the Investment Manager). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management and Incentive Fees. Pursuant to an investment advisory agreement dated as of February 1, 2020 (the “Investment Management Agreement”), by and between the Fund and the Investment Manager, and in consideration of the advisory services provided by the Investment Manager to the Fund, the Investment Manager is entitled to a fee consisting of two components – a base management fee (the “Investment Management Fee”) and an incentive fee (the “Incentive Fee”).

The Investment Management Fee is calculated and payable monthly in arrears at the annual rate of 1.50% of the month-end value of the Fund’s net assets. The Investment Management Fee will be paid out of the Fund’s assets. Such fees are paid to the Investment Manager before giving effect to any repurchase of Shares effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. The Incentive Fee will be equal to 15.0% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account.  For the purposes of the Incentive Fee, the term “net profits” means the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The “catch-up” provision is intended to provide the Investment Manager with an incentive fee of 15.0% on all of the Fund’s net profits when the Fund’s net profits reach 2.35% of net assets in any calendar quarter (9.41% annualized). See “INVESTMENT MANAGEMENT AND INCENTIVE FEE.”

Administration Fee. The Fund pays the Administrator a minimum monthly administration fee of $3,000, or $36,000 on an annualized basis (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “ADMINISTRATION.”

Distribution and Servicing Fee. The Fund has applied for exemptive relief from the SEC that will allow the Fund, subject to certain conditions, to adopt a Distribution and Service Plan with respect to Class A Shares, Class D Shares, Class Y Shares and Class I Shares in compliance with Rule 12b-1 under the Investment Company Act. There is no assurance that the Fund will be granted the exemptive order.

Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to 1.00% on an annualized basis of the aggregate net assets of the Fund attributable to each of Class A Shares, Class D Shares, Class Y Shares and Class I Shares (the “Distribution and Servicing Fee”) to the Fund’s Distributor or other qualified recipients under the Distribution and Service Plan. The Distribution and Servicing Fee will be paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class Z Shares are not subject to the Distribution and Service Plan. Class A Shares, Class D Shares, Class I Shares and Class Z Shares will not be offered for sale until the Fund has received the requested exemptive relief from the SEC. As of the date of this Memorandum, the Fund had not received exemptive relief. See “DISTRIBUTION AND SERVICE PLAN”.

Expense Limitation Agreement. The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (including the Investment Management Fee, but excluding any taxes, interest expense, sales charges and other brokerage commissions, other transaction related expenses, acquired fund fees and expenses, Incentive Fees, expenses incurred in connection with any merger or reorganization, Distribution and Servicing Fees and extraordinary expenses) does not exceed 3.00% of the average daily net assets of any Class of Shares (the “Expense Limit”). Because taxes, interest expense, sales charges and other brokerage commissions, other transaction related expenses, Incentive Fees, Distribution and Servicing Fees, expenses incurred in connection with any merger or reorganization and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) may exceed 3.00% of the average daily net assets of each Class of Shares. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided they are able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on February 2, 2021. The Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms thereafter. Neither the Fund nor the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After February 2, 2021, either the Fund or the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice. See “FUND EXPENSES.”

Investor Qualifications	Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as a “qualified client” and an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP (as defined below)) will be required to qualify as Eligible Investors and to complete an additional investor application prior to the additional purchase.

The Offering	The minimum initial investment in the Fund for Class A Shares and Class Y Shares is $50,000, the minimum initial investment for Class D Shares and Class I Shares is $5,000,000, and the minimum initial investment for Class Z Shares is $10,000,000. However, the Fund, in its sole discretion, may accept investments below these minimums.
Shares will generally be offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. Pending any closing, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB Bank, n.a., the Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned on escrowed amounts will be credited to the Fund for the benefit of all Shareholders.

A prospective investor must meet the definition of “qualified client” under Rule 205-3(d)(1) of the Advisers Act. A “qualified client” includes a natural person who, or a company that immediately after entering into the contract has at least $1,000,000 under the management of the investment adviser or the investment adviser entering into the contract (and any person acting on his behalf) reasonably believes, immediately prior to entering into the contract, either: (1) has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,100,000 or (2) is a qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 at the time the contract is entered into.

A prospective investor must submit a completed investor application on or prior to the acceptance date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion. Additional information regarding the subscription process is set forth under “Investor Qualifications.”
Class A Shares and Class D Shares in the Fund are offered with a maximum sales charge of 3.50% of the subscription amount, which may be reduced, modified or waived by the Fund or Investment Manager for any Shareholder. No sales charge is expected to be charged with respect to investments by the Investment Manager and its respective affiliates, and their respective directors, principals, officers and employees and others in the Investment Manager’s sole discretion. The full amount of the sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund.
Distribution Policy	The Fund plans to make quarterly distributions of substantially all of its net investment income. Distributions cannot be assured, and the amount of each distribution is likely to vary. Distributions will be paid at least annually in amounts representing substantially all of the net investment income not previously distributed in a quarterly distribution and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who is dependent upon regular dividend income.

The Fund intends to have a dividend reinvestment plan for shareholders. Each Shareholder whose Shares are registered in its own name may affirmatively elect to be registered in the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and distributions and/or capital gains distributions automatically reinvested in Shares priced at the then-current NAV until such Shareholder, at any time, elects to “opt out” of the DRIP so as to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due.

All correspondence or requests for additional information regarding the DRIP, including inquiries and elections to participate in or opt out of the DRIP should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 1-888-332-3320 or 235 West Galena Street, Milwaukee, WI 53212. Shareholders who hold their Shares in the name of a broker or dealer participating in the offering should contact the broker or dealer to determine whether and how they may participate in, or opt out of, the DRIP. See “DIVIDEND REINVESTMENT PLAN” and “TAXES – TAXATION OF THE FUND – Distributions to Shareholders.”

The Board reserves the right to change the distribution policy from time to time.

Repurchase Offers

At the discretion of the Board and provided that it is in the best interests of the Fund and Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year. In each repurchase offer, the Fund may offer to repurchase its Shares at their NAV as determined as of approximately March 31, June 30, September 30 and December 31, of each year, as applicable (each, a “Valuation Date”). Each repurchase offer ordinarily will be limited to the repurchase of approximately 5% of the Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 30 days prior to the Valuation Date.

A 2.00% early repurchase fee will be charged by the Fund if the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than 365 calendar days. Shares tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. See “TENDER OFFERS/OFFERS TO REPURCHASE.”

Leverage	The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other arrangements to achieve its investment objective. However, as of the date of this Memorandum, the Fund has not entered into any such arrangement. Subject to prevailing market conditions, the Fund may add leverage if, immediately after such borrowing, it would have asset coverage (as defined in the Investment Company Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely though preferred stock). For example, if the Fund has $100 in Net Assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

Risk Factors	The Fund is subject to substantial risks — including market risks, liquidity risks and strategy risks. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Investment Manager and its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. Prospective investors should review carefully the “PRINCIPAL RISK FACTORS” section of this Memorandum. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.
Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Manager, its principals, and the Fund are not indicative of future results. See “PRINCIPAL RISK FACTORS.”
Reports to Shareholders	Shareholders will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be sent reports regarding the Fund’s operations each quarter.
Summary of Taxation

The Fund will distribute to its Shareholders, after the end of each calendar year, IRS Forms 1099-DIV detailing the amounts includible in such investor’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

The Fund has elected to be treated and qualify as a regulated investment company (a “RIC”) for federal income tax purposes. As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that when it is a RIC, it distributes out all of its income and gains each year. See “TAXES.”

FUND FEES AND EXPENSES

The following tables describe the aggregate fees and expenses that the Fund expects to incur and that the Shareholders can expect to bear, either directly or indirectly, through the Fund’s investments. More information about these and other discounts is available from your financial professional and in the section titled “Purchasing Shares” beginning on page 53 of this Memorandum.

Shareholder Transaction Expenses	Class A Shares	Class D Shares	Class Y Shares	Class I Shares	Class Z Shares
Sales Charge (as a percentage of subscription amount)(1)	3.50%	3.50%	None	None	None
Early repurchase fee (as a percentage of repurchase proceeds)(2)	2.00%	2.00%	2.00%	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees(3)	1.50%	1.50%	1.50%	1.50%	1.50%
Distribution and Servicing Fees(4)	1.00%	0.90%	0.25%	0.15%	None
Other Expenses(5)	1.02%	1.02%	1.02%	1.02%	1.02%
Total Annual Expenses	3.52%	3.42%	2.77%	2.67%	2.52%

(1)	Investments in Class A Shares and Class D Shares are subject to a sales charge of 3.50%. No sales charge will be charged on purchases of Class Y Shares, Class I Shares and Class Z Shares.

(2)	If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than 365 calendar days, then such repurchase will be subject to a 2.00% early repurchase fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early repurchase fee, the Fund will repurchase that portion of the Shares held the longest first.

(3)	Pursuant to the Investment Management Agreement, and in consideration of the advisory services provided by the Investment Manager to the Fund, the Investment Manager is entitled to a fee consisting of two components—the Investment Management Fee and the Incentive Fee. For its provision of advisory services to the Fund, the Investment Manager receives an annual Investment Management Fee, calculated and payable monthly in arrears, equal to 1.50% of the Fund’s net assets determined as of month-end. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. The Incentive Fee will be equal to 15.0% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee, the term “net profits” means the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all of the Fund’s net profits when the Fund’s net profits reach 2.35% of net assets (9.41% annualized). See “INVESTMENT MANAGEMENT AND INCENTIVE FEES” for a full explanation of how the Incentive Fee is calculated.

(4)	The Fund has applied for exemptive relief from the SEC permitting it to offer multiple classes of Shares and to adopt a distribution and service plan for Class A Shares, Class D Shares, Class Y Shares and Class I Shares. If approved, the Fund may charge a distribution and/or shareholder servicing fee up to a maximum of 1.00% per year on Class A Shares, a maximum of 0.90% per year on Class D Shares, a maximum of 0.25% per year on Class Y Shares, and a maximum of 0.15% on Class I Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class. The Fund may use these fees, in respect of the relevant class, to compensate financial intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class A Shares, Class D Shares, Class Y Shares or Class I Shares of the Fund. See “DISTRIBUTION AND SERVICE PLAN.”

(5)	“Other Expenses” (as defined below) are based on estimated amounts for the current fiscal year.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, is an estimate based on anticipated investments in the Fund and anticipated expenses for the current fiscal year of the Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT AND INCENTIVE FEES,” “ADMINISTRATION,” “FUND EXPENSES,” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares.

EXAMPLE

Class A Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 1.00% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$69	$139	$211	$401

Class D Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 0.90% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$68	$136	$207	$392

Class Y Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.25% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$28	$86	$146	$310

Class I Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.15% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$27	$83	$141	$300

Class Z Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$26	$78	$134	$286

The example is based on the annual fees and expenses of Class A Shares, Class D Shares, Class Y Shares, Class I Shares and Class Z Shares set out in the table above (except that the example reflects the current expense limit for the one-year period and the first year of each additional period) and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses not paid by the Investment Manager), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable, but in no event later than three months after receipt, consistent with market conditions and the availability of suitable investments. Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering. See “PURCHASING SHARES—Purchase Terms.” Delays in investing the Fund’s assets may occur, for example, because of the time required to complete certain transactions, but any such delay will not exceed three months after the receipt of funds.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in cash and cash equivalents, money market funds or other short-term investments. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

The Fund has a primary objective to produce current income. The Investment Manager manages the Fund’s portfolio with a view toward producing current income, managing liquidity and protecting against downside scenarios. Under normal market conditions, the Fund will seek to achieve its investment objective by opportunistically investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in a wide range of private credit-oriented or other cash flow producing investments, including corporate loans and credit facilities, equipment leasing transactions, real estate backed loans, corporate and consumer receivables, and other specialty finance opportunities or income-producing assets. The Fund may allocate its assets through a wide range of investment vehicles and structures, including among others as senior debt and also as subordinated debt, preferred equity and common equity investments. There can be no assurance that the Fund will achieve its investment objective.

The Investment Manager intends to invest in a wide variety of private credit investments intended to reduce the risk associated with the Fund’s investment strategy, which may include without limitation:

●	Primarily targeting asset-backed investments that are secured by diversified classes of collateral;

●	Further diversifying investments across asset types, collateral protections, geographies, industries, capital structures, and maturity dates; and

●	Monitoring underlying asset valuations, reviewing payment histories and tracking performance of counterparties and their compliance with financial and other covenants.

The Fund seeks to provide investors with attractive risk-adjusted returns and current income by investing in a diversified portfolio of first lien, senior secured credit-related opportunities, but may also include second lien senior secured asset-backed loans, unsecured debt, preferred equity investments, and common equity investments. The Fund may purchase interests in various private credit investments directly from the Fund’s target companies, sponsors or other counterparties as primary market investments or through secondary market transactions. In connection with its private credit investments, the Fund may on occasion receive equity interests such as warrants, options, or other equity-related instruments. In addition, the Fund may also invest in credit investments that are secured by various types and classes of real estate assets in an effort to optimize the diversification of the portfolio.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

Investment strategies

The Investment Manager believes the availability of private credit capital to certain borrowers has decreased as a result of the narrowed focus of the U.S. and global banking sectors due to heavy regulatory restrictions and capital requirements. A larger number of businesses are unable to access the mainstream borrowing markets. As a result, the Investment Manager believes that there exists a compelling opportunity to be a provider of credit capital to businesses that may be just outside the parameters of traditional bank financing. In addition, the Investment Manager believes numerous opportunities exist to provide credit capital in situations where certainty of close, speed in execution or understanding of the borrower’s business may be more important decision factors to a borrower than cost of capital.

The principal elements of the Fund’s investment strategy include making investments in transactions with one or more of the following characteristics:

●	Contractual Cash Flows. Investments in assets that primarily generate returns through contractual, current income rather than capital appreciation. Examples of such contractual cash flows may include, without limitation, interest payments received pursuant to corporate loans and credit facilities, receipt of payments generated from equipment leasing transactions, principal and interest payments received from mortgage loans secured by commercial or residential real estate assets, collections from corporate and consumer receivables, and other contractual receipts or dividends from specialty finance opportunities or income-producing assets.

●	Secured by Valuable Collateral. Investments that are primarily backed or otherwise secured by a wide range of assets of a diversified nature. Examples of such collateral may include, without limitation, mission critical equipment, manufacturing assets, commercial, industrial and residential real estate, commercial and consumer receivables, energy producing assets, cash security deposits, letters of credit or surety bonds issued by reputable financial institutions and other valuable collateral.

●	Realization Over Fixed Period of Time. Investments that require income and principal repayment, the collection of proceeds or other realization activities are repaid on a fixed, determined schedule.

●	Capitalize on Illiquidity, Inefficiencies or Restraints in the Market. Investments that are proprietarily sourced, privately negotiated and offer financing alternatives to counterparties in a manner that may not be available through traditional commercial banks due to the size, timing, nature or circumstances of the underlying asset or business.

The Investment Manager may also invest in selected equity investments with predictable cash flow streams via joint ventures, special purpose holding companies, fund investments and other investments which, in the opinion of the Investment Manager, offer attractive risk-adjusted return opportunities and meet the investment return objectives of the Fund. The Investment Manager believes such investments, if selected prudently, can be less correlated to mainstream markets, offer compelling risk-adjusted returns and provide valuable diversification to investors.

While identifying, reviewing and negotiating the terms of potential investments, the Investment Manager expects to consider the attributes below, without limitation, which it believes will help in selecting investments that can generate compelling rates of return with an acceptable level of risk:

●	Underlying Asset Value. The Fund intends to consider primarily private credit investments that are secured, collateralized or otherwise backed by valuable assets that can be disposed of, liquidated or otherwise realized as repayment of the Fund’s investment in an ordinary and reasonable manner.

●	Stable Operating Businesses. The Fund intends to consider primarily private credit investments associated with companies, businesses and other operators that have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows to repay the Fund’s investment. The Fund intends to seek companies, businesses and other operators that have created and can protect their competitive advantages versus their competitors. The Fund intends generally to seek established, stable and profitable companies with a history of reliable operating cash flow. The Fund does not intend to focus on companies with highly speculative business plans.

●	Proven Management Teams. The Fund intends to consider primarily private credit investments with companies, businesses and other operators with proven management teams that have demonstrated over a period of time an ability to perform in their respective fields of expertise. The Fund will favor companies, businesses and other operators in which management’s incentives appear to be aligned with those of the Fund.

●	Investment Horizon. The Fund intends to consider primarily private credit investments that can be monetized within a twenty-four (24) to forty-eight (48) month period of time. The actual hold period for any investment made by the Fund may be shorter or longer than this range, but the Fund will favor investments that can be realized within this range of time.

●	Industry. While the Fund may consider opportunities in any sector, the Fund intends to consider primarily private credit investments that prioritize industries with favorable characteristics.

●	Geography. The Fund intends to consider private credit investments with companies, businesses and other operators across diverse geographies primarily in the United States of America, Canada and Mexico.

The Fund expects to transact in underlying investments and other assets that it believes present a favorable return profile for the amount of risk taken. Examples of some, but not all of the key characteristics that the Investment Manager may consider and evaluate prior to recommending that the Fund transact in a particular investment may include, but are not limited to and may not include all of the following:

●	Type, use, location, transferability and valuation of an asset, cash flow, security or other collateral in which the Fund may invest;

●	Predictability, certainty and consistency of the projected yield to be generated by the asset, cash flow, security or other collateral;

●	Stability, liquidity and volatility of a particular asset, cash flow, security or other collateral;

●	Ease or difficulty with which an asset, cash flow, security or other collateral can be monetized by a counterparty, servicer, operator or the Investment Manager within a fixed period of time;

●	Historical achievement of success by a counterparty, servicer or other investment partner and likelihood of continued success in various potential market scenarios;

●	Enforceability, collectability and validity of the legal documentation governing the terms of the proposed investment transaction and specifically securing the collateral, if any;

●	Legal jurisdiction and applicable laws, rules and regulations in which the proposed investment is to be made;

●	Ability of the Investment Manager to properly monitor, review and enforce the terms of the proposed investment; and

●	Assessment of other investors who may invest in the same opportunity.

While the Investment Manager believes that the criteria listed above are important in identifying potential private credit investment opportunities, the Investment Manager considers each private credit investment on a case-by-case basis. It is possible that not all, or any, of these characteristics will be met by each investment made by the Fund.

The Fund also intends to maintain a certain level of liquid assets and intends to hold such liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act. To further enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by the Fund from Shareholders, the Investment Manager may sell, realize or otherwise exit certain of the Fund’s assets on the Fund’s behalf. The Fund may also borrow as market conditions permit and at the discretion of the Investment Manager in order to seek enhancement of the Fund’s returns.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Fund investments will produce positive returns, or that the Fund will achieve its investment objective.

Private credit

Private credit is a common term for unregistered debt investments made through privately negotiated transactions. Private credit investments may be structured using a range of financial instruments, including without limitation first and second lien senior secured loans, subordinated or unsecured debt and preferred equity arrangements. From time to time these investments might include equity features such as warrants, options, or common stock depending on the strategy of the investor and the financing requirements of the company or asset.

Loans to private companies, businesses and operators can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the collateral that secures the investment, variability in the issuer’s cash flows, the size of the issuer, the quality of collateral securing debt and the degree to which such collateral covers the accompanying debt obligations. The businesses in which the Fund invests may be levered, and the investments made by the Fund will generally not be rated by national credit rating agencies. The loans in which the Fund will invest may be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal.

Private credit investment types

The Fund’s investments are expected to consist of investments in the debt of various operating businesses, companies and other ventures that are secured by mission critical equipment, manufacturing assets, commercial, industrial and residential real estate, commercial and consumer receivables, energy producing assets, cash security deposits, letters of credit or surety bonds issued by reputable financial institutions and other valuable collateral and may also consist of unsecured debt or preferred equity of such operating businesses, companies and other ventures, common equity participation in such operating businesses, companies and other ventures through various instruments such as warrants, options, common stock and other forms of equity participation, interests in commercial, industrial and residential real estate and other opportunistic private credit investments.

The Fund expects to make private credit investments primarily in the United States of America, Canada and Mexico in first lien senior secured loans and also in second lien loans, unsecured debt, preferred equity arrangements, public debt and common equity instruments. First and second lien senior secured loans are structured with the highest priority in the capital structure of an enterprise and therefore typically have the first claim on the assets and cash flows of a company. Unsecured debt and preferred equity generally rank junior in priority to any forms of secured debt in the capital structure of an enterprise. Due to this priority of cash flows and claim to assets of a business, an investment’s risk typically increases as it is placed further down the capital structure, but not always depending on the amount, nature and terms of the first and second lien senior secured loans. Investors are usually compensated for this risk in the form of higher expected returns. The following summarizes some of the major characteristics of these various investment types:

●	First Lien Senior Secured Loans. First lien senior secured loans are structured at the top of the capital structure of an enterprise and rely on the assets of the business and/or cash-flow generated by the operations of the business to satisfy interest and principal payments. Within the classes of secured debt, first lien senior secured loans benefit from first priority security rights in the tangible and intangible assets and operating cash flow of the business. First lien senior secured loans are typically the most secure part of a company’s capital structure. Moreover, senior secured loans are generally less vulnerable than other junior forms of capital to unfavorable market conditions because losses in enterprise value are first incurred by the equity investors, then by unsecured debt investors and lastly by junior, subordinated debt holders. In addition, the receipt of regular income from senior secured loan investments contributes to the reduction of investment risk over time.

●	Second Lien or Subordinated Secured Loans. Second lien or subordinated secured loans are junior in payment priority to first lien senior secured loans and typically have similar terms, collateral and covenant structures as first lien senior secured loans. However, second lien or subordinated secured loans are granted a second priority security interest in the assets of the borrower. In return, second lien or subordinated secured loans typically offer higher interest rates. Generally, second lien or subordinated secured loans earn a fixed or floating current yield over a standard benchmark, such as the prime rate or London Inter-bank Offered Rate (“LIBOR”).

●	Unsecured Debt. Unsecured debt investments usually rank junior in payment priority to secured loans. Accordingly, unsecured debt may include a heightened level of risk and volatility or a loss of principal. To compensate for their junior ranking (as compared to first and second lien senior secured loans), unsecured debt investments typically offer higher returns through both higher interest rates and possible equity ownership, thus enabling the private credit investor to participate in the capital appreciation of the borrower. Unsecured debt interest payments typically consist of both cash and accrued interest and may also contain equity upside. Such securities typically earn a fixed or a floating current yield over a standard benchmark, such as the prime rate or LIBOR, and potentially include sources of return from warrants or other equity-related interests that may be received or acquired in connection with such investments.

●	“Covenant-Lite” Obligations. The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite”. A covenant lite loan typically contains fewer clauses which allow an investor to proactively enforce financial covenants or prevent undesired actions by the borrower/issuer. Covenant lite loans also generally provide fewer investor protections if certain criteria are breached.

●	Preferred Equity. Preferred equity is a form of ownership in a company, business or other venture that ranks junior or subordinate to all forms of debt, but typically senior in priority to common equity. A company, business or other venture may have several types, classes and priorities of preferred equity, and the terms of each class of preferred equity are usually heavily negotiated between the company and the investor. Preferred equity may consist of both a current cash pay dividend and/or an accrued dividend. Holders of preferred equity may or may not participate in capital appreciation of the business. Preferred equity may also take the form of guaranteed payments of the company and function much like unsecured or even secured debt.

●	Common Equity. The Fund may also invest from time to time, directly or indirectly, in various types of equity-related securities obtained in connection with its unsecured debt or other private credit investments. Although the Fund intends to maintain its focus on private credit investments, from time to time, when an investment presents an opportunity for capital appreciation or in connection with securing particularly favorable terms in a private credit investment, the Fund may make investments in the form of preferred or common equity. Moreover, the Fund may also receive the right to make an equity investment in a company, business or other venture whose debt securities it already holds in connection with an equity financing for that company.

●	Real Estate. The Fund may also from time to time invest, directly or indirectly, in various commercial, industrial, residential real estate assets and other classes of real estate. Such investments may be structured as first lien senior secured loans, subordinated secured loans, preferred equity or common equity.

●	Public Debt. The Fund may also from time to time invest, directly or indirectly, in publicly registered debt securities, which may be secured or unsecured. Such debt will primarily consist of high yield or other bonds, which may or may not be non-investment grade. Non-investment grade bonds typically offer higher yields, but with limited protective covenants.

●	Cash and Cash Equivalents. The Fund expects to maintain a certain level of cash or cash equivalent instruments for liquidity management purposes.

Private credit INVESTMENTS versus PUBLICLY TRADED high yield BONDS

Unregistered loans can greatly differ from publicly registered securities, such as high yield bonds. Some of the key distinctions include the following:

●	Contractual Protections. Compared with private credit investments, high yield bonds and covenant-lite obligations tend not to have the same protections, covenants and asset coverage that would typically be found in a private credit arrangement. For example, private credit investments frequently require the borrower to maintain certain levels of financial performance, such as a minimum level of collateral value or borrowing base, maximum advance rate, maximum leverage ratios, minimum interest coverage and debt service coverage ratios and/or minimum operating profits.

●	Access to Information and Management. High yield bond investors generally receive only public information to monitor the performance of the underlying business. In contrast, investors in private credit transactions often receive more detailed monthly or quarterly performance updates and direct access to the management of the underlying business, which may allow the investor to more effectively monitor the creditworthiness of the investment.

●	Interest Rate Risk. High yield bonds generally offer a fixed coupon to investors, who may be susceptible to fluctuations in the value of the investment over an extended period of time as interest rates rise. Meanwhile, some private credit investments are structured with rates based off a fixed marginal spread that is often tied to a floating mechanism such as LIBOR. To the extent that changes in macroeconomic conditions such as inflation expectations result in higher base interest rates, the returns of privately issued, floating-rate credit may benefit, particularly relative to fixed-rate high-yield bonds.

●	Duration. High yield bonds may often be issued by companies for a period exceeding sixty (60) months whereas private credit investors can influence more heavily and negotiate the ultimate maximum duration of the investment.

●	Yield. Private credit investments typically generate a higher yield than public bonds because private credit investors can often offer more flexible capital solutions, private credit investments can often be closed in less time and more efficiently than publicly issued debt, the details of a private deal are not always required to be publicly disclosed, and some transactions are too small to have access to the public debt markets.

●	Less Liquidity. Private credit investments are typically held by a smaller number of investors and trade less frequently, if at all, due to a lack of market activity and public information about the issuing company. While these factors can limit the ability to sell private credit to secondary purchasers, if at all, private credit investments are potentially less sensitive to day-to-day movements in publicly traded markets and changes in public sentiment.

Principal protection through COLLATERAL AND financial covenants

Many private credit instruments may also benefit from the protection of collateral that is pledged as security for the investment as well as various types of covenant obligations. Collateral pledged as security for an investment may be available as a source for repayment of the private credit investment in the event that a counterparty defaults on its payment obligations. Covenants are agreements between the borrower and its investors to operate within certain financial, operational and other limitations. Breach of a covenant, unless cured, often results in a default and acceleration of certain rights and remedies of the investors. Often, pledged collateral and covenants are agreed to between the borrower and its investors in the following forms:

●	Asset Specific Collateral & Covenants. A private credit investor may require that a borrower pledge certain assets as collateral to secure a private credit investment such that the private credit investor may foreclose upon those assets upon a default under the credit arrangement. Moreover, a private credit investor may require that a borrower maintain certain levels or valuations of its assets in order to remain in compliance with its loan agreements. Examples of asset specific covenants may include, without limitation, maximum loan-to-value ratios, maximum borrowing base or advance rate percentages, and minimum net worth requirements.

●	Financial Covenants. A private credit investor may require that a borrower meet certain financial performance milestones, typically on a yearly, quarterly or monthly basis. Examples of financial covenants may include, without limitation, minimum operating income, maximum leverage ratios, minimum interest coverage, and minimum debt service coverage ratios.

●	Negative Covenants. A private credit investor may require that a borrower be prohibited from taking certain actions. Examples of negative covenants may include, without limitation, restrictions on the borrower’s ability to incur additional debt, restrictions on liens, payments (including equity dividends), limits on excessive executive compensation, asset sales, the issuance of new securities, transactions with affiliates, investments, mergers and acquisitions, and amendments to governing documents.

●	Affirmative Covenants. A private credit investor may require that a borrower affirmatively take certain actions to maintain in compliance with its loan agreements. Examples of affirmative covenants may include, without limitation, reporting requirements, delivery of other financial information and compliance certificates, maintenance of adequate property, casualty and other insurance, use of proceeds of the loan, and the payment of taxes.

Covenants may serve as early warning triggers and control mechanisms and therefore allow a private credit investor to take actions aimed at protecting the investment or collateral.

Sources and types of income and appreciation

Private credit investments typically generate contractual income in various forms. For instance, senior secured loans and even some forms of preferred equity generally require the borrower to pay either a fixed or floating interest rate on a current basis, usually on a monthly or quarterly basis. Floating rate instruments provide potential upside to the total loan returns if nominal interest rates rise during the holding period of the loan while fixed rate loans do not.

Alternatively, some or all of the interest payments of a loan or preferred equity may be structured in the form of payment in kind (“PIK”), which accrues on a current basis but is generally not paid in cash until maturity or some other determined payment date. PIK interest is included in the Fund’s net asset value and also in determining net investment income for purposes of calculating the Incentive Fee. PIK interest may be combined with cash current paid interest or otherwise tailored to address both the specific circumstances of the borrower and the return requirements of the investor. Interest payments structured in the form of PIK are subject to the risk that a borrower could default when actual cash interest or principal payments are due.

Returns from loans or preferred equity can also be generated by up-front fees or original issue discount, which is the difference between the issue price and the stated principal amount of the loan. In addition, some loans may include exit fees paid by a counterparty, which are remitted at the repayment of the loan, or prepayment protection via fees and other penalties paid by a counterparty on early repayments.

Lastly, loans and preferred equity may also provide investors with an additional source of returns through the grant or purchase of common equity or other equity participation arrangements that may be incorporated in certain transactions. The value of such participations is typically realized through the sale of the business or certain assets or dividend payments.

Investment process overview

The Fund’s underlying investments are sourced directly by the Investment Manager as well as other financial sponsors, banks, brokers, consultants, professionals, service providers, attorneys, accountants and other potential sources of private credit opportunities.

In order to review the available universe of private credit investments and select only those investments that appear best suited to the objectives, risk tolerance and mandates of the Fund and, in the Investment Manager’s opinion, most likely to perform in line with expectations, the Investment Manager expects to implement a comprehensive sourcing and preliminary review process to identify targeted investment opportunities, which may include the use of specialty trade or association groups and conferences, co-investment partners, brokers or other intermediaries and servicing relationships.

To ensure that the Fund transacts in underlying investments and other assets that it believes present a favorable return profile for the amount of risk taken, the Investment Manager intends to complete a thorough due diligence process before it completes any investment on behalf of the Fund. Examples of some, but not all of the key due diligence items that the Investment Manager may consider and evaluate prior to recommending that the Fund make an investment may include, but are not limited to and may not include all of the following:

●	Analysis of historical vs. expected operating plans, loss/default rates and projected returns;

●	Review of financial statements, audit reports and other financial documentation;

●	Evaluations of appraisals, valuation opinions and independent third-party reports;

●	Analysis of past performance and variability of achieved returns;

●	Discussions with borrowers, management teams, operators, servicers, independent professionals, brokers and other related parties to the proposed investment opportunity;

●	Confirmation of financial and other commitments by the borrowers, management teams, operators, servicers and other related parties to the proposed investment opportunity;

●	Completion of background checks and reference calls, which may include discussions with independent auditors, accountants, attorneys, servicers and other professionals;

●	Evaluation of legal protections, security of collateral, and terms of the documentation governing the proposed transaction, which may be completed by or with independent counsel;

●	Discussions with existing, prior and/or other investors with familiarity of the potential investment opportunity and applicable market conditions;

●	Availability of necessary insurance coverage, if applicable; and

●	Review of appropriate checks, controls and fraud protections.

The Investment Manager follows a structured process to source, review, close on and monitor its investments for the Fund. The Investment Manager’s investment and other professionals are involved throughout the process. The Investment Manager’s investment committee is responsible for final investment decisions.

●	Sourcing. The Investment Manager typically identifies prospective investments from a wide variety of sources. Built through the investment activities of the Investment Manager over more than a decade, this network has a proven track record of generating high quality deal flow.

●	Preliminary Review. The preliminary review process for investment opportunities is typically based on information provided by a potential counterparty to a transaction. Examples of such preliminary information may include financial statements, independent, third-party valuations of assets, business plans, market studies and other research. For opportunities that satisfy the Investment Manager’s preliminary review, a due diligence deal team is assigned to evaluate the opportunity in greater detail.

●	Financial Due Diligence. The financial due diligence process involves a detailed analysis of various aspects of each opportunity, including both qualitative and quantitative assessments, and is unique to each opportunity reviewed by the Investment Manager. Various methods are used by professionals of the Investment Manager to better understand potential return scenarios, appreciation or depreciation of underlying assets, valuation of collateral, and both the historical and projected sources of value creation for an investment. Evaluations are generally based on information obtained by investment professionals of the Investment Manager such as financial analysis, comparable analysis, sensitivity analysis, interviews with key personnel, on-site visits, reference calls, third-party reports and track record analysis. The investment committee reviews the conclusions of the due diligence analysis and may decline the opportunity, request additional information, or approve subject to legal due diligence.

●	Legal Due Diligence. In conjunction with the financial due diligence process, the legal terms, including the accounting and tax treatment, of the investment are reviewed. The Investment Manager’s internal legal, accounting and investment teams seek to negotiate the terms and conditions of the investment and are assisted by independent, third-party professional attorneys, accountants and other advisers. After resolving all open issues and negotiating terms, a final investment recommendation is prepared and presented to the investment committee, which finally approves or declines each investment.

●	Monitoring. After the Fund has closed on its investment in the opportunity, professionals of the Investment Manager seek to monitor the Fund’s portfolio through regular interaction with the companies, businesses and other ventures represented in the portfolio. This interaction, including the review of compliance with covenants, facilitates a proactive approach to addressing any new opportunities or issues that may arise.

The process to be completed for each underlying investment is intended to be unique to the facts and circumstances of each potential investment transaction. The actual due diligence components to be completed on any investment may include all, some or none of the aforementioned items.

Temporary and Defensive Strategies

The Fund may, from time to time in its sole discretion, for temporary or defensive purposes, deviate from its investment strategy by taking positions in money market mutual funds, cash, cash equivalents, securities issued or guaranteed by the U.S. government or its instrumentalities or agencies, high quality, short-term money market instruments, short-term debt securities, certificates of deposit, bankers’ acceptances and other bank obligations, commercial paper or other liquid debt securities. The Fund may not achieve its investment objectives when it does so.

Borrowing by the Fund

The Fund may borrow money to pay operating expenses, including, without limitation, management fees, or to make investments and accommodate the repurchase of Shares by the Fund. The use of borrowing for investment purposes involves a high degree of risk. Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. (The Fund does not presently intend to obtain leverage through preferred stock.) The Investment Company Act also provides that the Fund may not declare distributions or purchase its Shares (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowing may be made, and the length of time that the Fund may hold private credit investments purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowing may contain provisions that limit certain activities of the Fund.

PRINCIPAL RISK FACTORS

All investments carry risks to some degree. The Fund cannot guarantee that its investment objective will be achieved or that its strategy of investing will be successful. An investment in the Fund involves substantial risks, including the risk that the entire amount invested may be lost.

GENERAL RISKS

LIMITED OPERATING HISTORY. The Fund is a newly-organized closed-end management investment company that has no operating history and no public trading of its shares. Because investors are not able to thoroughly evaluate the Fund’s investments in advance of acquiring Shares, the offering of Shares may entail more risk than other types of offerings. This additional risk may hinder investors’ ability to achieve their own personal investment objectives related to portfolio diversification, risk adjusted investment returns and other objectives. Additionally, the results of any other businesses or companies that have or have had an investment objective which is similar to, or different from, the Fund’s investment objective are not indicative of the results that the Fund may achieve. The Fund expects to have a different investment portfolio from other businesses or companies. Accordingly, the Fund’s results may differ from and are independent of the results obtained by such businesses or companies. Moreover, past performance is no assurance of future returns. The Investment Manager serves as investment manager for other pooled investment vehicles, including those not registered with the SEC. Nonetheless, the Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective and that the value of investors’ investments could decline substantially or that investors’ investments could become worthless. The Investment Manager anticipates that it could take some time to invest substantially all of the capital expected to be raised due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments. In order to comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which may earn yields substantially lower than the interest, dividend or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions expected to be paid when the Fund’s portfolio is fully invested. The Fund will pay an Investment Management Fee to the Investment Manager throughout this interim period irrespective of the Fund’s performance. If the Investment Management Fee and Incentive Fee and other expenses exceed the return on the temporary investments, the Fund’s returns could be negatively impacted.

NON-DIVERSIFIED STATUS. The Fund is a “non-diversified” management investment company. Thus, although the Fund does intend to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Code, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more securities are allocated a relatively large percentage of the Fund’s assets, losses suffered by such securities could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of securities. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

Cybersecurity Risks. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Investment Manager faces various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Investment Manager. Although the Investment Manager is not currently aware that it has been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have materially affected its operations or financial condition, there can be no assurance that the various procedures and controls utilized to mitigate these threats will be sufficient to prevent disruptions to its systems. The Investment Manager’s and counterparties’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. In addition, the Fund will heavily rely on the Investment Manager’s and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in its activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Investment Manager could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its investors, regulatory intervention or reputational damage. In addition, the Investment Manager operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Investment Manager relies on may not continue to be able to accommodate their growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Investment Manager. A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which, could be materially adverse to the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Investment Manager, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Investment Manager’s, the Fund’s and/or a counterparty’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors). In addition, the Fund or the Investment Manager may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Investment Manager’s operations interface with and/or depend on third parties, including the Fund’s administrator and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

Repurchase Offers Risks. the Fund intends to provide some liquidity to Shareholders by making quarterly offers to repurchase a certain percentage of its outstanding Shares at NAV. The decision to offer to repurchase Shares is in the complete and absolute discretion of the Board and the Board may, under certain circumstances, elect not to offer to repurchase Shares. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders and generally are funded from available cash. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of Fund investments and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, then the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the deadline, and to the extent there is any delay between the deadline and the pricing date. The NAV on the deadline or the pricing date may be higher or lower than on the date a Shareholder submits a repurchase request.

LIMITED LIQUIDITY; IN-KIND DISTRIBUTIONS. Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made from time to time by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment. The Fund expects to distribute cash to the Shareholders for Shares that are repurchased. However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. Certain investment vehicles in which the Fund invests may be permitted to distribute securities or other assets to the Fund in-kind. Thus, the Fund may receive proceeds in securities that are illiquid or difficult to value. In these circumstances, the Fund would seek to dispose of these securities in a manner that is in the best interests of the Fund. The Fund does not intend to make in-kind distributions to the Shareholders.

Use of Leverage: Risk of Borrowing by the Fund. The Fund may employ leverage through a secured credit facility to achieve its investment objective. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Investment Manager’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Borrowings by the Fund will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. Such debt exposes the Fund to refinancing, recourse and other risks. As a general matter, the presence of leverage can accelerate losses. Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the Investment Company Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely though preferred stock). For example, if the Fund has $100 in Net Assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. The Investment Manager expects that the Fund’s borrowings may ultimately be secured with a security interest in investments. In times of adverse market conditions, the Fund may be required to post additional collateral which could affect the Fund’s liquidity.

Incurrence of indebtedness at the level of the Fund (or entity through which it invests) may, among others, have the following consequences to Shareholders, including, but not limited to: (i) greater fluctuations in the NAV of the Fund’s assets; (ii) use of cash flow for debt service, distributions, or other purposes (and prospective investors should specifically note in this regard that, for the avoidance of doubt, in connection with one or more credit facilities entered into by the Fund, distributions to Shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby); (iii) to the extent that Fund revenues are required to meet principal payments, Shareholders may be allocated income (and therefore tax liability) in excess of cash distributed; and (iv) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its debt covenants. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to foreclosure and other losses may be increased due to the illiquidity of its investments.

LEGAL, TAX AND REGULATORY. Legal, tax and regulatory changes could occur that may materially adversely affect the Fund, its investments, and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. Certain changes have already been proposed, and additional changes are expected. For example, the regulatory and tax environment for investments in which the Fund may participate is evolving, and changes in the regulation or taxation of investments may materially adversely affect the value of investments held by the Fund and the ability of the Fund to pursue its investment strategies. Similarly, the regulatory environment for leveraged investors is evolving, and changes in the direct or indirect regulation of leveraged investors may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. Increased regulatory oversight and other legislation or regulation could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Fund and/or limit potential investment strategies that would have otherwise been used by the Fund in order to seek to obtain higher returns. New or revised laws or regulations may be imposed by the SEC, the CFTC, the Internal Revenue Service (the “IRS”), the U.S. Federal Reserve or other governmental regulatory authorities or self-regulatory organizations that could adversely affect the Fund. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by governmental regulatory authorities or self-regulatory organizations. The Investment Manager has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the CFTC with respect to the Fund, and, therefore, the Investment Manager is not subject to CFTC registration or regulation as a CPO with respect to the Fund. In addition, the Investment Manager is relying upon a related exemption from the definition of “commodity trading advisor” under the CEA and the rules of the CFTC.

PORTFOLIO TURNOVER. The Fund may sell, liquidate or otherwise realize its investments without regard to the length of time such investments have been held to take advantage of new investment opportunities, when the Investment Manager believes either the securities no longer meet its investment criteria or the potential for capital appreciation has lessened, or for other reasons. The Fund’s portfolio turnover rate may vary from year to year. A high portfolio turnover rate (100% or more) increases the Fund’s transaction costs which would adversely impact the Fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if the Fund had lower portfolio turnover. The turnover rate will not be a limiting factor, however, if the Investment Manager considers portfolio changes appropriate.

NON-QUALIFICATION AS A REGULATED INVESTMENT COMPANY. If for any taxable year the Fund were to fail to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1, of the Code, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions. To qualify as a regulated investment company, the Fund must meet three numerical requirements each year regarding (i) the diversification of the assets it holds, (ii) the income it earns, and (iii) the amount of taxable income that it distributes to shareholders. These requirements and certain additional tax risks associated with investments in the Fund are discussed in “TAXES” in this Memorandum.

INVESTMENT MANAGER INCENTIVE FEE RISK. Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest or gains that have been accrued or are unrealized, but not yet received or realized. The Investment Manager is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income or unrealized gains that the Fund never received or realized, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received or gains it never realized. The Incentive Fee payable by the Fund to the Investment Manager may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Investment Manager is determined may encourage it to use leverage to increase the return on the Fund’s investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

INVESTMENT-RELATED RISKS

GENERAL INVESTMENT-RELATED RISKS

GENERAL ECONOMIC AND MARKET CONDITIONS. The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, competition among investors, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

HIGHLY VOLATILE MARKETS. The valuation of the underlying investments in which the Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.

DEPENDENCE ON OTHERS. The Fund may from time to time participate in investments that involve, depend upon or require the services of other investment managers, partners or service providers. Each such investment depends upon a variety of risks, including the risk of loss of capital as a result of the actions of such persons or entities. While the Investment Manager will attempt to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

INVESTMENT STRATEGY-SPECIFIC INVESTMENT-RELATED RISKS

In addition to the risks generally described in this Memorandum and the SAI, the following are some of the specific risks of the investment strategies:

Investment Strategies. The Fund has a very broad mandate with respect to the type and nature of investments in which it invests. While some of the investments in which the Fund will invest may be secured loans, the Fund may also invest in debt or equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. As a result, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness and may have limited liquidity. The borrowers of loans in which the Fund invests may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable and create a potential risk of loss by the Fund of its entire investment in any particular investment. Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a fraudulent conveyance, (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a preference, (iii) equitable subordination claims by other creditors, (iv) lender liability claims by the issuer of the obligations and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Adverse credit events, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investments. The Fund’s investments may be subject to early redemption features, refinancing options, prepayment options or similar provisions which could result an investment made by the Fund being realized earlier than anticipated. There can be no assurance that the Fund’s investment objective will be achieved.

CREDIT Investments. The Fund may invest in a wide range of credit investments, including primary issuances of secondary transactions involving loans, debt instruments, credit facilities, participation arrangements or other similar investments. The portfolio may include first lien senior secured, second and third lien loans and any other credit investments. The value of the Fund’s credit investments may be detrimentally affected to the extent a borrower defaults on its obligations. There can also be no assurance that the value assigned by the Investment Manager to collateralize a credit investment can be realized upon liquidation, nor can there be any assurance that any such collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in any particular collateral to be invalidated. Also, much of the collateral is expected to be illiquid assets, which will limit the number of potential purchasers if the Fund intends to liquidate such collateral. The amount realizable with respect to a credit investment may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Credit investments may become non-performing for a variety of reasons. Non-performing credit obligations may require substantial workout negotiations, restructuring or bankruptcy filings that may entail a substantial reduction in the interest rate, deferral of payments and/or a substantial write-down of the principal of an investment or conversion of some or all of the debt to equity. Additional costs associated with these activities may reduce returns. Finally, there may also be time cost involved in collecting on defaulted credit investments and, if applicable, taking possession of various types of collateral.

First Lien Senior Secured Loans. The collateral securing the Fund’s first lien credit investments may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in a counterparty’s financial condition, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the credit investment. Consequently, the fact that a credit investment is secured does not guarantee that the Fund will receive principal and interest payments according to the terms of the agreement, or at all, or that it will be able to collect on the credit investment should it be forced to enforce its remedies.

Second Lien Senior Secured Loans and Junior Debt investments. The collateral securing the fund’s subordinated credit investments are subject to the same investment risks generally applicable to senior loans described above. The Fund’s investments in junior secured loans will be subordinated to other creditors or may be unsecured. As such, to the extent the Fund holds subordinated secured loans and junior debt investments, the holders of first lien loans may be repaid before the Fund in the event of a bankruptcy or other insolvency proceeding. Therefore, subordinated loans are subject to additional risk that the cash flow and the property securing the junior loan may be insufficient to repay the Fund after giving effect to any senior secured obligations of the borrower. This may result in an above average amount of risk and loss of principal. Junior loans are also expected to be more illiquid than senior loans.

Unsecured Loans. Unsecured credit investments are subject to the same investment risks described above, but are also subject to additional risk that the cash flow and the property may be insufficient to repay the Fund after giving effect to any secured obligations. Unsecured credit investments will be subject to certain additional risks to the extent that such credit investments may not be protected and such investments are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured credit investments are also expected to be a more illiquid investment than secured investments for this reason.

COVENANT-LITE LOANS RISK. Covenant lite loans contain fewer maintenance covenants than traditional loans, or no maintenance covenants at all, and may not include terms that allow the lender to monitor the financial performance of the borrower and declare a default if certain criteria are breached. This may hinder the Fund’s ability to reprice credit risk associated with the borrower and reduce the Fund’s ability to restructure a problematic loan and mitigate potential loss. As a result, the Fund’s exposure to losses on such investments may be increased, especially during a downturn in the credit cycle

Other Risks Related to CREDIT INVESTMENTS. The Fund may invest a portion of its assets in participation interests or special purpose vehicles holding various credit investments. The special risks associated with these obligations include adverse consequences resulting from participating in such instruments with other institutions with lower credit quality and limitations on the ability of the Fund to directly enforce its rights with respect to participations. The Fund may acquire interests in such credit investments either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the credit arrangement with respect to the obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a credit arrangement typically results in a contractual relationship only with the institution participating out the interest and not directly with the counterparty. In purchasing participations, the Fund may have no right to enforce compliance by the counterparty with the terms of the credit agreement, and the Fund may not directly benefit from the collateral supporting the credit obligation in which it has purchased the participation. As a result, if the Fund were to hold a participation, it would assume the credit risk of both the borrower and the institution selling the participation to the Fund. Investments in Middle-Market Companies. Investments in middle-market companies such as those that the Fund may invest in, while often presenting greater opportunities for growth, may also entail larger risks than are customarily associated with investments in large companies. Middle-market companies may have more limited operations and financial resources and may be dependent on a smaller management group. As a result, such companies may be more vulnerable to general economic trends, greater operating risks and to specific changes in markets and technology. In addition, future growth may be dependent on additional financing, which may not be available on acceptable terms when required. Furthermore, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which may make realizations of gains more difficult, by requiring sales to other private investors. In addition, the relative illiquidity of investments held by closed-end funds generally, and the somewhat greater illiquidity of closed-end fund investments in middle-market companies, could make it difficult for the Fund to react quickly to negative economic or political developments.

High Yield Debt. The Fund may invest in debt securities that may be classified as higher-yielding (and, therefore, higher-risk) credit investments. In most cases, such investments will be rated below investment grade (which are often referred to as “junk”) or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the company’s failure to make timely interest and principal payments. The market for high yield securities has experienced periods of volatility and reduced liquidity. High yield securities may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities may also not be protected by financial covenants or limitations on additional indebtedness. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.

Distressed Credit Investments. The Fund’s distressed credit investments (e.g., investments in defaulted, out-of-favor or distressed credit and equity securities) are inherently speculative and are subject to a high degree of risk. Companies experiencing financial distress are often those operating at a loss. Companies experiencing financial distress may be involved in insolvency proceedings and have the need for substantial additional capital to support continued operations or to improve their financial condition and may have very high amounts of leverage. Distressed companies typically are in default under their debt obligations, may not have access to more traditional methods of financing and may be unable to repay debt by refinancing. The value of distressed instruments tends to be more volatile and may have an increased price sensitivity to changing interest rates and adverse economic and business developments than other securities or instruments. Distressed credit investments are often more sensitive to company-specific developments and changes in economic conditions than other securities. Furthermore, distressed debt instruments are often unsecured and may be subordinated to senior debt.

Mezzanine Investments. The Fund’s mezzanine investments (if any) are expected to be unsecured and made in companies whose capital structures have significant indebtedness in priority ahead of the Fund’s investments. Mezzanine investments generally are subject to various risks, including, without limitation the recovery as a preference of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing, equitable subordination claims by other creditors, lender liability claims, and environmental liabilities that may arise with respect to collateral securing the obligations.

Investments in Publicly Traded Companies. The Fund’s investment portfolio may contain securities or instruments issued by publicly-held companies. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately-held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities or instruments at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks. In addition, in respect of the Fund’s publicly traded debt investments, the Fund may not obtain financial covenants or other contractual rights, including management rights, that it might otherwise be able to obtain in making privately negotiated investments. Moreover, the Fund may not have the same access to information in connection with investments in public securities, either when investing a potential investment or after making an investment, as compared to privately-negotiated investments. Furthermore, the Fund may be limited in its ability to make investments, and to sell existing investments, in public securities because the Investment Manager may be deemed to have material, nonpublic information regarding the issuers of those securities or as a result of other internal policies.

Investments in Less Established Companies. The Fund may invest in companies, businesses or other ventures that: (i) have little or no operating history, (ii) offer services or products that are not yet ready to be marketed, (iii) are operating at a loss or have significant fluctuations in operating results, (iv) are engaged in a rapidly changing business or (v) need substantial additional capital to set up internal infrastructure, hire management and personnel, support expansion or achieve or maintain a competitive position. Such issuers may face intense competition, including competition from companies with greater financial resources, more extensive capabilities and a larger number of qualified managerial and technical personnel. Investments in such early-stage companies may involve greater risks than are generally associated with investments in more established companies. Less established companies tend to have lower capitalizations and fewer resources and are, therefore, often more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. There can be no assurance that any such losses will be offset by gains (if any) realized on the Fund’s other investments. In addition, less mature companies could be deemed to be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which the Fund invests, the Fund may suffer a partial or total loss of capital invested in that company.

Preferred EQUITY. Preferred equity generally has a preference as to dividends or other distributions and upon the event of liquidation over a company’s common equity, but it is junior in priority to debt securities. Preferred equity generally pays dividends in cash (or additional interests of preferred equity) at a defined rate, but unlike interest payments on debt securities, preferred equity distributions or dividends may not be made on a current basis and may accrue in kind. Dividends on preferred equity may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred equity, no dividends may be paid on the issuer’s common equity until all unpaid preferred equity dividends have been paid. Preferred equity may also be subject to optional or mandatory redemption provisions.

COMMON EQUITY INVESTMENTS. Common equity generally has a no priority or preference over any other debt or equity security and may not pay any dividends or distributions, unless sufficient cash flow is available. The Fund’s investments in any common equity are inherently speculative and are subject to a high degree of risk. The Fund may experience a partial or total loss of any investments made in the common equity of any company, business, property, special purpose vehicle or other venture. Also, the Fund may invest in both debt and equity securities of the same company. Equity interests received may not appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses experienced.

Convertible Securities. Convertible securities are notes, preferred equity or other securities that may be converted into or exchanged for a specified amount of common equity within a particular period of time at a specified price. A convertible security generally entitles its holder to receive interest or a dividend until the convertible security matures or is redeemed or converted. Convertible securities generally have higher yields than the dividends on the underlying common equity, but lower yields than nonconvertible securities of a comparable duration, are less volatile in price than the underlying common stock due to their fixed-income characteristics, have a significant option component to their value which is directly impacted by the prevailing market volatility and interest rates, and provide the potential for capital appreciation if the market price of the underlying common equity increases.

Credit Risk. One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due. Although the Fund may make investments that the Investment Manager believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment. Similarly, while the Fund will generally target investing in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Prepayment Risk. Credit investments may generally be repaid without penalty at any time. The Investment Manager is generally unable to predict the rate and frequency of such repayments. Whether a loan is repaid will depend both on the continued positive performance of the issuer and the existence of favorable financing market conditions that allow such issuer the ability to replace existing financing with less expensive capital. As market conditions change frequently, the Investment Manager will often be unable to predict when, and if, this may be possible for each of the Fund’s borrowers. In the case of some of these credit investments, having the loan repaid early may have the effect of reducing the Fund’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields.

Interest Rate Risk. General interest rate fluctuations may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as LIBOR and the prime rate, so an increase in interest rates from their historically low present levels may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price.

LIBOR RISK. According to various reports, certain financial institutions, commencing as early as 2005 and throughout the global financial crisis, routinely made artificially low submissions in the LIBOR setting process. Since the LIBOR scandal came to light, several financial institutions have been fined significant amounts by various financial regulators in connection with allegations of manipulation of LIBOR rates. Other financial institutions in various countries are being investigated for similar actions. These developments may have adversely affected the interest rates on securities whose interest payments were determined by reference to LIBOR. Any future similar developments could, in turn, reduce the value of such securities owned by the Fund.

In 2017, the United Kingdom's Financial Conduct Authority (“FCA”) warned that LIBOR may cease to be available or appropriate for use by 2021. The unavailability of LIBOR presents risks to the Fund, including the risk that any pricing or adjustments to the Fund's investments resulting from a substitute reference rate may adversely affect the Fund's performance and/or NAV. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments which reference LIBOR. While some instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology, not all instruments may have such provisions and there is significant uncertainty regarding the effectiveness of any such alternative methodologies. Abandonment of or modifications to LIBOR could lead to significant short-term and long-term uncertainty and market instability. It remains uncertain how such changes would be implemented and the effects such changes would have on the Fund, issuers of instruments in which the Fund invests and financial markets generally.

Limited Amortization Requirements. The Fund may invest in credit investments that have limited mandatory amortization requirements. While these investments may obligate an issuer to repay the loan out of asset sale proceeds, with annual excess cash flow or by refinancing upon maturity, repayment requirements may be subject to substantial limitations that would allow an issuer to retain such asset sale proceeds or cash flow, thereby extending the expected weighted average life of the investment. In addition, a low level of amortization of any debt over the life of the investment may increase the risk that an issuer will not be able to repay or refinance the loans held by the Fund when it matures.

Investments in Highly Leveraged Issuers. The Fund’s investments are expected to include investments in companies whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments). The leveraged capital structure of such issuers will increase their exposure to adverse economic factors such as rising interest rates, downturns in the economy or further deteriorations in the financial condition of the issuer or its industry. This leverage may result in more serious adverse consequences to such companies in the event these factors or events occur than would be the case for less leveraged issuers. In using leverage, these issuers may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs. Moreover, rising interest rates may significantly increase the issuers or project’s interest expense, or a significant industry downturn may affect a company’s ability to generate positive cash flow, in either case causing an inability to service outstanding debt. The Fund’s investments may be among the most junior financing in an issuer’s capital structure. In the event such issuer cannot generate adequate cash flow to meet debt obligations, the company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring or liquidation of the company, and the Fund, particularly in light of the subordinated and/or unsecured position of the Fund’s investments, may suffer a partial or total loss of capital invested in the company, which could adversely affect the return of the Fund.

Non-Performing Investments. The Fund’s portfolio may include investments whose underlying collateral are “nonperforming” and that are typically highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities or instruments of other issuers. Securities or instruments of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities or instruments of companies not experiencing financial difficulties. Investment, directly or indirectly in the financially and/or operationally troubled issuers involves a high degree of credit and market risk. These difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that the Fund may incur substantial or total losses on its investments and in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein.

Environmental Matters. Environmental laws, regulations and regulatory initiatives play a significant role in real estate and can have a substantial impact on investments in this industry. The Fund may invest in credit investments secured by various classes of real estate assets that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. There can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on potential investments. Compliance with such current or future environmental requirements does not ensure that underlying assets will not cause injury to the environment or people under all circumstances or that counterparties will not be required to incur additional unforeseen environmental expenditures. In addition, the oil and gas industry, for example, is subject to environmental hazards, such as oil spills, natural gas leaks and ruptures, discharges of petroleum products and hazardous substances and historic disposal activities. These environmental hazards could expose the Fund’s investments to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with any regulatory or legal requirements could have a material adverse effect on a portfolio company, and there can be no assurance that portfolio companies will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of portfolio companies could also result in material personal injury or property damage claims. Any noncompliance with these laws and regulations could subject the Fund and its properties to material administrative, civil or criminal penalties or other liabilities. Certain environmental laws and regulations may require that an owner or operator of an asset address prior environmental contamination, which could involve substantial cost. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination. The Fund may therefore be exposed to substantial risk of loss as a result of environmental claims against portfolio companies.

Counterparty Risk. The Fund is exposed to the risk that third parties that may owe the Fund or its issuers money, securities or other assets will not perform their obligations. These parties may default on their obligations to the Fund or its issuers, due to bankruptcy, lack of liquidity, operational failure or other reasons. The inability to recover the Fund’s assets could have a material impact on the performance of the Fund.

INSUFFICIENT OPPORTUNITIES. The business of investing in private market opportunities by the Fund is highly competitive and involves a high degree of uncertainty. The Fund may rely on service partners, investment sponsors or other investment managers to identify attractive investment opportunities. The Fund may never be fully invested if enough sufficiently attractive investments are not identified. Even if an attractive investment opportunity is identified, there is no certainty that the Fund will be permitted to invest in such opportunity (or invest in such opportunity to the fullest extent desired). Accordingly, there can be no assurance that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully all of its capital.

DELAYED REPORTING AND VALUATION. The Fund may be reliant upon the receipt of financial reports of third parties for the determination of the value of the Fund’s assets and completion of its reports to Fund investors. Such financial reports from third parties may be delayed and cause a delay in the financial reporting for the Fund.

INCREASED COMPETITION IN INVESTMENTS. In recent years, there has been an increase in the number of, and flow of capital into, investment funds and accounts established to purchase investments similar to those to be purchased by the Fund. While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions. Prospective investors should understand that the Fund may compete with such investment funds and accounts, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staff, than may be available to the Fund. The Fund competes for investments with other investment funds as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Many of the Fund’s competitors are substantially larger and may have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than it has. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than it is able to do. The Fund may lose investment opportunities if it does not match its competitors’ pricing. If the Fund is forced to match its competitors’ pricing, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of the Fund’s competitors could force it to accept less attractive investment terms. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the Investment Company Act imposes on it as an investment company.

Distribution Payment Risk. The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Investment Dilution Risk. The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.

Anti-Takeover Risk. The Declaration of Trust and Bylaws of the Fund, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it. These anti-takeover provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.

Conflicts of Interest Risk. The Investment Manager currently provides investment advisory and administration services and may provide in the future similar services to other entities (collectively, “Advised Funds”). Certain existing Advised Funds have, and future Advised Funds may have, investment objectives similar to those of the Fund, and such Advised Funds will invest in asset classes similar to those targeted by the Fund. Certain other existing Advised Funds do not, and future Advised Funds may not, have similar investment objectives, but such funds may from time to time invest in asset classes similar to those targeted by the Fund. The Investment Manager will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to the Fund and other clients and in an effort to avoid favoring one client over another and taking into account all relevant facts and circumstances, including (without limitation): (i) differences with respect to available capital, size of client, and remaining life of a client; (ii) differences with respect to investment objectives or current investment strategies, including regarding: (a) current and total return requirements, (b) emphasizing or limiting exposure to the security or type of security in question, (c) diversification, including industry or company exposure, currency and jurisdiction, or (d) rating agency ratings; (iii) differences in risk profile at the time an opportunity becomes available; (iv) the potential transaction and other costs of allocating an opportunity among various clients; (v) potential conflicts of interest, including whether a client has an existing investment in the security in question or the issuer of such security; (vi) the nature of the security or the transaction, including minimum investment amounts and the source of the opportunity; (vii) current and anticipated market and general economic conditions; (viii) existing positions in a credit investment; and (ix) prior positions in a credit investment. Nevertheless, it is possible that the Fund may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with the Investment Manager. In the event investment opportunities are allocated among the Fund and the other Advised Funds, the Fund may not be able to structure its investment portfolio in the manner desired. Other Advised Funds may make investments in the same or similar securities at different times and on different terms than the Fund. The Fund and the other Advised Funds may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by applicable law. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding the Fund may benefit the other Advised Funds. Applicable law, including the Investment Company Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in, and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Investment Manager or other funds managed by the Investment Manager or their affiliates. The Fund is also not permitted to make any co-investments with the Investment Manager or its affiliates (including any fund managed by Investment Manager or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The Fund expects to file an application seeking exemptive relief from the SEC to engage in privately negotiated co-investment transactions with certain affiliates of the Investment Manager. However, there can be no assurance that the Fund will obtain such exemptive relief.

The Investment Manager may have a conflict of interest in deciding whether to cause the Fund to incur leverage or to invest in more speculative investments or financial instruments, thereby potentially increasing the management and incentive fee payable by the Fund and, accordingly, the fees received by the Investment Manager. Certain other Advised Funds pay the Investment Manager or their affiliates greater management fee and performance-based compensation, which could create an incentive for the Investment Manager or an affiliate to favor such investment fund or account over the Fund.

Potential Conflicts of Interest Risk—Allocation of Personnel. The Fund’s executive officers and members of the Board, and the employees of the Investment Manager, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund or of investment funds or accounts managed by the Investment Manager or their affiliates. As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Additionally, certain personnel of the Investment Manager and their management may face conflicts in their time management and commitments.

Potential Conflicts of Interest Risk—Lack of Information Barriers. By reason of the various activities of the Investment Manager and their affiliates, the Investment Manager and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.

Portfolio Fair Value Risk. Under the Investment Company Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. It is not expected that any of the Fund’s investments will be traded on any exchange. The Board is responsible for the valuation of the Fund’s portfolio investments and has delegated day-to-day responsibility for implementing the portfolio valuation process set forth in the Fund’s valuation policy to the Investment Manager. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC. Certain factors that may be considered in determining the fair value of the Fund’s investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly-traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s NAV on a given date to materially understate or overstate the value that it may ultimately realize upon the sale of one or more of its investments.

Risks Relating to Fund’s RIC Status. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s Shareholders.

RIC-Related Risks of Investments Generating Non-Cash Taxable Income. Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than it or they would in the absence of such transactions. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. In addition, the deferral of payment-in-kind interest also reduces a loan’s loan-to-value ratio at a compounding rate.

Uncertain Tax Treatment. The Fund may invest a portion of its Net Assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in connection with the Fund’s intention to distribute sufficient income each tax year to minimize the risk that it becomes subject to U.S. federal income or excise tax.

TARGETED RETURNS. Estimates of certain targeted returns of the Fund provided herein are the result of the comprehensive internal projections, assumptions and experience of the Investment Manager in related private markets. Actual results may materially and adversely vary. No guarantee is made that any such targeted returns will be achieved.  In fact, investors may lose some or all of their investment. Prospective investors are encouraged to consult with their own financial, tax and legal advisors regarding the use of targeted returns and to ask questions of the Fund or Investment Manager regarding the derivation of such projections.

LONG-TERM INVESTMENTS; RISKS RELATING TO REALIZATION OF INVESTMENTS. The investments made by the Fund are likely to be held, and have little or no liquidity, for long periods of time. Factors such as overall economic conditions, the competitive environment and the availability of potential acquirers may shorten or lengthen the holding periods of such investments. In some cases, the Fund may be prohibited from selling certain securities for a period of time or otherwise be restricted from disposing of certain securities. Furthermore, the types of investments made may require a substantial length of time to liquidate. The Fund may be unable to realize their investment objectives by sale or other disposition at attractive prices or may be otherwise unable to complete any exit strategy. In addition, it is unlikely that the Fund will realize substantial capital gains during their early years.

BANKRUPTCY. Various federal and state laws enacted for the protection of creditors may operate to the detriment of the Fund if it is a creditor of a person or entity that experiences financial difficulty. For example, if a person or entity becomes insolvent or files for bankruptcy protection, there is a risk that a court may subordinate the Fund’s investment to other creditors or require the Fund to return amounts previously paid to it by the person or entity. If the Fund has management rights or holds equity securities in any company that becomes insolvent or bankrupt, the risk of subordination of the Fund’s claim increases. In addition, any preferential transfers to the Fund during the one-year period before the bankruptcy proceedings may be recovered from the Fund since the Fund may be deemed an insider of the company. The Fund’s exercise of management rights may also lead creditors of the company or other parties to assert claims against the Fund.

RISK ASSOCIATED WITH PORTFOLIO COMPANIES. The investments by the Fund in portfolio companies involve a high degree of business and financial risk that can result in substantial losses. Some of these risks include, without limitation, the following: A portfolio company may be in an early stage of development, may not have a proven operating history, may have products that are not yet developed or ready to be marketed or that have no established market, may be reliant on developing unproven technology, may be operating at a loss or have significant fluctuations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition. A portfolio company may be highly leveraged and, as a consequence, subject to restrictive financial and operating covenants. The leverage may impair the ability of a portfolio company to finance its future operations and capital needs. As a result, a portfolio company may lack the flexibility to respond to changing business and economic conditions, or to take advantage of business opportunities. A portfolio company may face intense competitive positioning, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities, and a large number of qualified managerial and technical personnel. A portfolio company may also incur leverage that may have important adverse consequences. For example, a portfolio company may be subject to restrictive financial and operating covenants. As a result, a portfolio company may lack the flexibility to respond to changing business and economic conditions or to take advantage of business opportunities. In addition, the Fund may compete with one another and other private market funds for investment opportunities with respect to portfolio companies.

CONTROL POSITIONS. The Fund may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise, violation of government regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If such liabilities were to occur, the Fund might suffer a significant loss.

HEDGING. The Fund may engage in hedging transactions, such as hedging for currency and interest rate risks, as well as other risks. Hedging techniques could involve a variety of derivative transactions, including transactions in forward contracts and swaps (collectively “Hedging Instruments”). While these transactions may attempt to reduce certain risks, these transactions themselves entail other risks. Unanticipated changes in securities or currency prices or other rates may result in a poorer overall performance for a party than if it had not entered into any transactions involving Hedging Instruments. In the event of an imperfect correlation between a position in a Hedging Instrument and a portfolio position that it is intended to protect, the desired protection may not be obtained, and a party may be exposed to risk of loss. In addition, it is not possible to hedge fully or perfectly against any particular risk. Moreover, Hedging Instruments may not be available or may not be available at a reasonable cost to the Fund.

NON U.S. INVESTMENTS. Although it is anticipated that a majority of the investments made by the Fund will be in the United States of America, the Fund may invest a portion of its assets outside of the United States of America. Non-U.S. securities or instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which the Fund’s non-U.S. investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between the U.S. and non-U.S. securities markets, including higher rates of inflations, higher transaction costs and potential price volatility in, and relative illiquidity of, some non-U.S. securities markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less governmental supervision and regulation in some countries; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on non-U.S. investment and repatriation of capital, the risks of political, economic or social instability, including the risk of sovereign defaults, and the possibility of expropriation or confiscatory taxation and adverse economic and political development; (vi) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities or instruments; (vii) differing, and potentially less well developed or well-tested laws regarding creditor’s rights (including the rights of secured parties), corporate governance, fiduciary duties and the protection of investors; (viii) difficulty in enforcing contractual obligations; (ix) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (x) reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; (xi) political hostility to investments by foreign or private investment fund investors; and (xii) less publicly available information.

In June 2016, the United Kingdom (“UK”) held a referendum election and voters elected to withdraw from the European Union (“EU”). The United Kingdom formally notified the European Council of its intention to withdraw from the EU (commonly referred to as “Brexit”) by invoking Article 50 on March 29, 2017 and commenced negotiations on the terms of its withdrawal. There is significant uncertainty regarding the potential consequences for Brexit. The political divisions within the UK, as well as those between the UK and the EU, which the referendum vote has highlighted coupled with the uncertain consequences of a Brexit, may have a significant impact upon the UK and European economies as well as the broader global economy. The Fund and its investments may be exposed to risks related to Brexit, including volatile trading markets and significant and unpredictable currency fluctuations. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s investments.

CURRENCY RISK. The Fund’s investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Investment Manager may (if permitted) try to hedge these risks by investing directly in foreign currencies, buying and selling forward foreign currency exchange contracts and buying and selling options on foreign currencies, but there can be no assurance such strategies will be effective.

Adviser Risk. The Investment Manager has limited operating history on which an investor may evaluate its performance. There can be no assurance that any such investment professionals will remain employed by the Investment Manager. Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Investment Manager. The Investment Manager evaluates, negotiates, structures, executes, monitors and services the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Investment Manager and its management team. The departure of any members of the Investment Manager’s management team could have a material adverse effect on the Fund’s ability to achieve its investment objective. The Fund’s ability to achieve its investment objective depends on the Investment Manager’s ability to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. The Investment Manager’s capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, the Investment Manager may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Investment Manager may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

In addition, there is no assurance that the Investment Manager will remain the Fund’s investment adviser. The Investment Management Agreement between the Fund and the Investment Manager has termination provisions that allow the parties to terminate the agreements without penalty. The Investment Management Agreement may be terminated at any time, without penalty, upon 60 days’ notice. If the agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event such agreement is terminated, it may be difficult for the Fund to replace the Investment Manager. Furthermore, the termination of the Investment Management Agreement may adversely impact the terms of the Fund’s financing facilities or any financing facility into which the Fund may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition.

Key Personnel Risk. The Investment Manager depends on the diligence, skill and network of business contacts of certain professionals. The Investment Manager also depends, to a significant extent, on access to other investment professionals and the information and deal flow generated by these investment professionals in the course of their investment and portfolio management activities. The Fund’s success depends on the continued service of such personnel. The investment professionals associated with the Investment Manager are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The departure of any of the senior managers of the Investment Manager, or of a significant number of the investment professionals or partners of the Investment Manager’s affiliates, could have a material adverse effect on the Fund’s ability to achieve its investment objective.

* * *

LIMITS OF RISK DISCLOSURES. The above discussions of the various risks, and the related discussion of risks in the SAI, that are associated with the Fund and its Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum and the SAI and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful or that the Fund will achieve its investment objective.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES.  The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of the Board, or service providers. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

THE INVESTMENT MANAGER. Keystone National Group, LLC, with offices located at 60 East South Temple, Suite 2100, Salt Lake City, UT 84111 and 5000 Executive Parkway, Suite 445, San Ramon, California 94583, serves as the Investment Manager of the Fund and will be responsible for determining and implementing the Fund’s overall investment strategy, including direct investments. The Investment Manager, formed in 2004, is a private markets investment asset manager that primarily focuses on helping clients obtain high quality, highly diversified private markets investment portfolios. The Investment Manager is an investment adviser registered with the SEC under the Advisers Act.

As of December 31, 2019, the Investment Manager and its affiliates had assets under management of approximately $950 million.

The Investment Manager and its affiliates may serve as investment managers to other funds that have investment programs that are similar to the investment program of the Fund, and the Investment Manager or one of its affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

PORTFOLIO MANAGERS. The personnel of the Investment Manager who currently have primary responsibility for management of the Fund (the “Portfolio Managers”) are as follows:

John Earl. Mr. Earl is a Managing Partner of the Investment Manager and is active in investment selection, due diligence and the general management of the Investment Manager. Mr. Earl was previously a Senior Vice President in the investment banking department of Lehman Brothers. While at Lehman Brothers, Mr. Earl was active in evaluating and executing a broad variety of direct investment opportunities and monetization strategies, including acquisitions, mergers, buyouts, initial public offerings, secondary equity offerings, recapitalizations and company sale transactions. Prior to joining Lehman Brothers, Mr. Earl was a Vice President of investment banking at Shattuck Hammond Partners. In addition, Mr. Earl held previous positions at Dillon, Read & Co., Inc. and Credit Suisse. Mr. Earl holds a Juris Doctor degree from the J. Reuben Clark School of Law and an M.B.A. from the Marriott School of Management at Brigham Young University.

Brandon Nielson. Mr. Nielson is a Managing Partner of the Investment Manager and is active in investment selection, due diligence and the general management of the Investment Manager. Mr. Nielson served as a Vice President at Partners Group, a global alternative investments firm. Based in the firm’s New York office, Mr. Nielson played a key role in building Partners Group’s U.S. presence and in identifying and performing due diligence on U.S. investment opportunities, including buyout fund investments, secondaries and co-investments. He later worked at Partners Group’s headquarters in Switzerland where he helped launch the firm’s Transaction Services business and was active in private equity structuring and fund formation. Prior to his time at Partners Group, Mr. Nielson worked for the accounting firm KPMG. He earned his Certified Public Accountant license (no longer active) and holds a B.S. degree in Accounting and M.B.A. from the Marriott School of Management at Brigham Young University.

Brad Allen. Mr. Allen is responsible for Keystone’s accounting and legal affairs and oversees the firm’s financial reporting and regulatory compliance. Prior to joining Keystone, Mr. Allen was a corporate securities attorney at Wilson Sonsini Goodrich & Rosati in Palo Alto, California, where he represented public and private companies on corporate governance initiatives and in a broad range of corporate transactions, including venture capital and private equity investments, secured lending, mergers, acquisitions and public offerings. Mr. Allen previously managed the financial reporting and accounting affairs of an elite language technology and localization service provider. He is licensed as a Certified Public Accountant in California and is a member of the State Bar of California and the American Institute of Certified Public Accountants. Mr. Allen and holds a B.S. degree in Accounting from the Marriott School of Management and graduated Magna Cum Laude with a Juris Doctor degree from the J. Reuben Clark School of Law.

Raymond Chan. Mr. Chan is a Principal at Keystone and is active in investment due diligence, investment selection, and financial modeling. Mr. Chan leads Keystone’s quantitative analysis work on prospective fund investments and is also involved in portfolio monitoring. Prior to joining Keystone, Mr. Chan was a Vice President at Citigroup Global Markets’ Principal Investments and Securitized Products Group, where he made private equity investments in specialty finance companies and executed asset portfolio acquisitions. He began his career in investment banking over ten years ago in the Fixed Income and Derivatives Division at Credit Suisse First Boston. Mr. Chan holds a B.A. degree in Applied Mathematics from the University of California, Berkeley and an M.B.A. from the Leonard N. Stern School of Business at New York University. He is also a CFA charter holder.

Taylor Jackson. Mr. Jackson is focused on creating value for investors within Keystone’s real estate focused transactions. Mr. Jackson previously served as Vice President with Nearon Enterprises, a private real estate investment firm located in the San Francisco Bay Area, where he was responsible for all aspects of real estate investment including acquisition and debt sourcing, investment due diligence, leasing, asset management and asset disposition. Mr. Jackson was directly responsible for the investment and development of over 1.5 million square feet of Industrial, Office, Retail and Multifamily assets in the San Francisco Bay Area and Salt Lake City markets. Mr. Jackson holds a B.S. degree in Accounting and Information Systems from Brigham Young University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Dallin Rosdahl. Mr. Rosdahl is a Vice President at Keystone and is active in the origination, due diligence, underwriting and execution of Keystone’s private credit investments. Prior to joining Keystone, Mr. Rosdahl was an investment banker with Morgan Stanley where he was active in evaluating and executing on a variety of financing and advisory transactions, including initial public offerings, leverage buyouts, secondary offerings, activism defense and sale transactions. Prior to joining Morgan Stanley, Mr. Rosdahl was an officer in the United States Army. He holds an MBA from the Harvard Business School and a B.S. in Economics from the United States Military Academy at West Point.

Additional information regarding Portfolio Manager compensation, other accounts managed by the Portfolio Managers, and Portfolio Manager ownership of the Fund (if any) can be found in the SAI.

THE INVESTMENT MANAGEMENT AGREEMENT. The Investment Management Agreement between the Investment Manager and the Fund became effective as of February 3, 2020, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act) and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board or the Investment Manager. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any partner, director, officer or employee of the Investment Manager, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any default, failure or defect in any of the securities comprising the Fund’s portfolio if it has satisfied the duties and standard of care, diligence and skill set forth in the Investment Management Agreement. The Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Investment Manager, or any partner, director, officer or employee of the Investment Manager, and any of its affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

INVESTMENT MANAGEMENT AND INCENTIVE FEES

Pursuant to the Investment Management Agreement, and in consideration of the advisory services provided by the Investment Manager to the Fund, the Investment Manager is entitled to a fee consisting of two components—the Investment Management Fee and the Incentive Fee.

Investment Management Fee

The Fund pays the Investment Management Fee in consideration of the advisory and other services provided by the Investment Manager to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager an Investment Management Fee that is calculated and payable monthly in arrears at the annual rate of 1.50% of the month-end value of the Fund’s net assets. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Manager for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Investment Manager for that month.

Incentive Fee

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. The Incentive Fee will be equal to 15.0% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For this purpose, “net profits” means the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The Fund will maintain the Loss Recovery Account, which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Shareholders will benefit from the Loss Recovery Account in proportion to their holdings of Shares. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

●	No Incentive Fee is payable to the Investment Manager if the Fund’s net profits, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 2.00% (8.00% annualized);

●	100.0% of the portion of the Fund’s net profits that exceed the hurdle rate but is less than or equal to 2.35% (the “catch-up”) is payable to the Investment Manager if the Fund’s net profits, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceed the hurdle rate but is less than or equal to 2.65% (9.41% annualized). The “catch-up” provision is intended to provide the Investment Manager with an incentive fee of 15.0% on all of the Fund’s net profits when the Fund’s net profits reach 2.35% of net assets; and

●	15.0% of the portion of the Fund’s net profits that exceed the “catch-up” is payable to the Investment Manager if the Fund’s net profits, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceed 2.35% (9.41% annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 15.0% of all the Fund’s net profits thereafter is allocated to the Investment Manager.

PLACEMENT AGENT

Effective with the Fund’s registration as an investment company under the Investment Company Act, UMB Distribution Services, LLC (the “Placement Agent”) is the placement agent of the Shares of the Fund and is located at 235 West Galena Street, Milwaukee, WI 53122. The Placement Agent is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc.

Under a Placement Agent Agreement with the Fund, the Placement Agent acts as the agent of the Trust in connection with the continuous offering of Shares of the Fund. The Placement Agent continually distributes Shares of the Fund on a best efforts basis. The Placement Agent has no obligation to sell any specific quantity of Shares. The Placement Agent and its officers have no role in determining the investment policies of or which securities are to be purchased or sold by the Fund.

The Placement Agent may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Investment Manager, rather than the Placement Agent, typically enter into such agreements.

These financial intermediaries may charge a fee for their services and may receive Shareholder service or other fees from parties other than the Placement Agent. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, repurchase and other requests to the Fund.

Investors who purchase shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase shares. Investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Memorandum in conjunction with any materials and information provided by their financial intermediary. The financial intermediary, and not its customers, will be the shareholder of record, although customers may have the right to vote shares depending upon their arrangement with the intermediary. The Placement Agent does not receive compensation from the Fund for its distribution services. The Investment Manager pays the Placement Agent a fee for certain placement agent-related services. Subject to the receipt of an exemptive order from the SEC, the Fund intends to adopt a Distribution and Service Plan with respect to Class A Shares, Class D Shares, Class Y Shares and Class I Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan will allow the Fund to pay distribution and servicing fees for the sale and servicing of its Class A Shares, Class D Shares, Class Y Shares and Class I Shares to the Fund’s Placement Agent and/or other qualified recipients.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for its costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities. Specifically, the Placement Agent Agreement provides that the Fund and the Investment Manager will indemnify, defend and hold the Placement Agent, its employees, agents, directors and officers and any person who controls the Placement Agent free and harmless from and against any and all claims arising out of or based upon (i) any material action (or omission to act) of the Placement Agent or its agents taken in connection with the Placement Agent Agreement; provided that such action (or omission to act) is taken without willful misfeasance, gross negligence or reckless disregard by the Placement Agent of its duties and obligations under the Placement Agent Agreement; (ii) any untrue or alleged untrue statement of a material fact contained in the Memorandum or related offering materials or any omission or alleged omission to state a material fact required to be stated in the Memorandum or related offering materials or necessary to make the statements in any Memorandum or related offering materials not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund or the Investment Manager in connection with the preparation of the Memorandum or related offering materials by or on behalf of the Placement Agent; (iii) any material breach of the agreements, representations, warranties and covenants by the Fund and the Investment Manager in the Placement Agent Agreement; or (iv) the reliance on or use by the Placement Agent or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Fund or the Investment Manager.

Class A Shares and Class D Shares in the Fund are offered with a maximum sales charge of 3.50% of the subscription amount. The Fund or Investment Manager may elect to reduce, otherwise modify or waive the sales charge with respect to any Shareholder. No sales charge is expected to be charged with respect to Class Y Shares, Class I Shares or Class Z Shares or investments by the Investment Manager and its respective affiliates, directors, principals, officers and employees and others in the Fund’s sole discretion. However, shareholders purchasing Shares of the Fund are subject to the following minimum investment requirements: the minimum initial investment in the Fund for Class A Shares and Class Y Shares is $50,000, the minimum initial investment for Class D Shares and Class I Shares is $5,000,000, and the minimum initial investment for Class Z Shares is $10,000,000.

The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Placement Agent) from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Investment Manager’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

DISTRIBUTION AND SERVICE PLAN

The Fund has adopted a Distribution and Service Plan with respect to Class A Shares, Class D Shares, Class Y Shares and Class I Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan for Class A Shares, Class D Shares, Class Y Shares and Class I Shares will be implemented when the Fund receives an exemptive order from the SEC, at which time Class A Shares, Class D Shares, Class I Shares and Class Z Shares will be offered to investors. There is no assurance that the Fund will be granted the exemptive order. Under the Distribution and Service Plan, the Fund may pay as compensation up to 1.00% on an annualized basis of the aggregate net assets of the Fund attributable to Class A Shares, up to 0.90% on an annualized basis of the aggregate net assets of the Fund attributable to Class D Shares, up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Class Y Shares, and up to 0.15% on an annualized basis of the aggregate net assets of the Fund attributable to Class I Shares (the “Distribution and Servicing Fee”) to the Fund’s Placement Agent or other qualified recipients under the Distribution and Service Plan. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s sub-transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Placement Agent may reasonably request. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class Z Shares are not subject to the Distribution and Service Plan.

The Distribution and Servicing Fee to be paid to the Distributor for distribution of each class of Shares under the Distribution and Service Plan is as follows:

Class	Distribution and Servicing Fee
Class A	1.00%
Class D	0.90%
Class Y	0.25%
Class I	0.15%
Class Z	None

ADMINISTRATION

The Fund has retained UMB Fund Services, Inc. (“the Administrator”), whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund; (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund in accordance with U.S. generally accepted accounting principles (“GAAP”) and procedures defined in consultation with the Investment Manager; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with GAAP, quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Manager.

In consideration for these services, the Fund pays the Administrator a minimum monthly administration fee of $3,000, or $36,000 on an annualized basis (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund, and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for the Fund. The Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund or the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to such fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to such fund.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

FUND EXPENSES

The Fund will pay all of its expenses or reimburse the Investment Manager or its affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to:

●	any fees and expenses in connection with the offering and issuance of Shares;

●	all fees and expenses reasonably incurred in connection with the operation of the Fund;

●	all fees and expenses directly related to portfolio transactions and positions for the Fund’s account, whether such transactions are completed or not, such as direct and indirect expenses associated with the Fund’s investments, due diligence and other costs incurred in connection with the identification, review, underwriting of each investment, and enforcing the Fund’s rights in respect of such investments, including travel and lodging expenses;

●	all costs incurred to effectuate sales of Shares and other securities;

●	all costs incurred to calculate the NAV of Shares, including the cost of any third-party pricing or valuation services;

●	the Investment Management and Incentive Fees;

●	the Distribution and Shareholder Servicing Fees;

●	the Administration Fee;

●	brokerage fees, commissions and expenses;

●	interest and fees on any borrowings by the Fund;

●	professional fees;

●	fees and expenses associated with marketing efforts;

●	research expenses (including, without limitation, expenses of consultants who perform Investment Manager due diligence research);

●	fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel;

●	accounting, auditing and tax preparation expenses;

●	fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares;

●	federal, state and local taxes and governmental fees (including tax preparation fees);

●	fees and expenses of Trustees who are not employees of the Investment Manager or its affiliates or not also serving in an executive officer capacity for the Fund or the Investment Manager;

●	fees and expenses of any custodian, sub-custodian, transfer agent, and registrar, and any other agent of the Fund;

●	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

●	bank services fees;

●	costs and expenses relating to any amendment of the Agreement and Declaration of Trust or other organizational documents of the Fund;

●	expenses of preparing, amending, printing, and distributing the Memorandum and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy materials;

●	expenses of preparing, printing, and filing reports and other documents with government agencies;

●	expenses of corporate data processing and related services;

●	expenses relating to investor and public relations;

●	fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

●	Extraordinary Expenses (as defined below); and

●	all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of shareholders (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Investment Manager will bear all of its expenses and costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of investments, but will be reimbursed by the Fund for qualified Fund expenses. In addition, the Investment Manager is responsible for the payment of the compensation and other ordinary overhead expenses of those officers of the Fund affiliated with the Investment Manager, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund will bear directly certain ongoing offering costs associated with any periodic offers of Shares which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

The Investment Manager has entered into an Expense Limitation and Reimbursement Agreement with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (including the Investment Management Fee, but excluding any taxes, interest expense, brokerage commissions, Incentive Fees, Distribution and Servicing Fees, expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 3.00% of the average daily net assets of such Class of Shares (the “Expense Limit”). Because taxes, leverage interest, sales charges and other brokerage commissions, other transaction related expenses, dividend and interest expenses on short sales, acquired fund fees and expenses, Incentive Fees, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to 3.00% of the average daily net assets of such Class of Shares. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided they are able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on February 2, 2021. The Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms thereafter. None of the Fund, the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the one-year initial term. After February 2, 2021, any of the Fund, the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to Shareholders.

VOTING

Each Shareholder will have the right to cast a number of votes, based on the number of such Shareholder’s Shares, at any meeting of Shareholders called by the Board. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest.

The Investment Manager and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Investment Manager and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions. In addition, the Investment Manager, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund. By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under the provisions of applicable state law or Federal securities law which cannot be waived or modified.

If any Supervised Person of the Investment Manager (“Supervised Person” means any officer, director, managing director or employee of the Investment Manager, or other person who provides investment advice on behalf of the Investment Manager and is subject to the supervision and control of the Investment Manager, including interns, temporary workers or particular persons designated by the compliance officer) is aware of a personal interest that is, or might be, in conflict with the interest of any client, that Supervised Person should disclose the situation or transaction and the nature of the conflict to the Investment Manager’s compliance officer for appropriate consideration. In addition, no Supervised Person of the Investment Manager may use knowledge about pending or currently considered securities transactions for clients to directly or indirectly profit personally. Without limiting the foregoing, Supervised Persons of the Investment Manager who are planning to invest in or make a recommendation to invest in a Contemplated Security (“Contemplated Security” shall mean any security that the Investment Manager may recommend to its clients for purchase or sale, and any security related to or connected with such security), and who have a material interest in the security or a related security, must first disclose such interest to his or her manager and the Investment Manager’s compliance officer. Such manager or compliance officer shall conduct an independent review of the recommendation to purchase the security for clients and written evidence of such review shall be maintained by the compliance officer. Supervised Persons may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a client in order to avoid an actual or apparent conflict with a personal transaction in a security.

Although the Investment Manager and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Investment Manager or its affiliates will be appropriate for the Fund or will be referred to the Fund. The Investment Manager and its affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Investment Manager and its affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Investment Manager or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Investment Manager individually adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund.

The Codes of Ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s website at https://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

OUTSTANDING SECURITIES

As of the date of this Memorandum, the Fund is new and therefore, there were no outstanding Shares.

TENDER OFFERS/OFFERS TO REPURCHASE

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end fund, which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

At the discretion of the Board and provided that it is in the best interests of the Fund and the Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year.

The Board will consider the following factors, among others, in making its determination for the Fund to make each repurchase offer:

●	the recommendation of the Investment Manager;

●	whether any Shareholders have requested to tender Shares or portions thereof to the Fund;

●	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from investments);

●	the investment plans and working capital requirements of the Fund;

●	the relative economies of scale with respect to the size of the Fund;

●	the history of the Fund in repurchasing Shares or portions thereof;

●	the availability of information as to the value of the Fund’s assets;

●	the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

●	the anticipated tax consequences to the Fund of any proposed repurchases of Shares or portions thereof.

Each repurchase offer will generally be limited to the repurchase of approximately 5.0% of the Fund’s Shares, but the Board will set an amount based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV determined as of approximately March 31, June 30, September 30 and December 31, as applicable (each such date, a “Valuation Date”). Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 30 days prior to the Valuation Date. Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

The decision to offer to repurchase Shares is in the complete and absolute discretion of the Board, which may, under certain circumstances, elect not to offer to repurchase Shares. In certain circumstances, the Board may require a Shareholder to tender its Shares.

A Shareholder who tenders for repurchase only a portion of their Shares in the Fund will be required to maintain a minimum account balance of $50,000 for Class A Shares and Class Y Shares, $5,000,000 for Class D Shares and Class I Shares, and $10,000,000 for Class Z Shares. If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $50,000 for Class A Shares and Class Y Shares, $5,000,000 for Class D Shares and Class I Shares or $10,000,000 for Class Z Shares, then the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares or reduce the portion of the Shares to be purchased from the Shareholder so that the required minimum balance is maintained. Such minimum account balance requirement may also be waived by the Board or by the Investment Manager in its sole discretion, subject to applicable federal securities laws.

In addition, a 2.00% early repurchase fee will be charged by the Fund if the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than 365 calendar days. Shares tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

TENDER/REPURCHASE PROCEDURES

It is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued as of the applicable Valuation Date. The Fund will generally pay the value of the Shares repurchased within approximately 30 days after the Valuation Date. This amount will be subject to adjustment within 30 days after completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected. Shares may be repurchased prior to the Fund’s audit. To mitigate any effects of this, if all Shares owned by a Shareholder are repurchased, the Fund reserves the right to withhold up to 10% of the estimated payment until after the completion of the annual audit of the Fund’s financial statements, when it will be promptly paid. If this occurs, a Shareholder could wait as long as approximately 14 months to receive the second payment installment of this final 10% of the estimated payment. However, the Fund does not currently intend to withhold any amount of the payment beyond the payment date.

Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of the Valuation Date. The Shareholder may inquire of the Fund, at the telephone number indicated within this Memorandum, as to the value of the Shares last determined. In addition, there will be a period of approximately thirty (30) days between the date as of which the Shareholders must tender the Shares and the date they can expect to receive payment for their Shares from the Fund. However, promptly after the expiration of a repurchase offer, Shareholders whose Shares are accepted for repurchase may at the discretion of the Board if in the best interests of the Fund be given non-interest bearing, non-transferable promissory notes by the Fund representing the Fund’s obligation to pay for repurchased Shares. Any promissory notes will be held by the Administrator and can be provided upon request by calling UMB Fund Services, Inc. at 1-888-332-3320. Payments for repurchased Shares may be delayed under circumstances where the Fund has determined to realize its interests in various underlying investments to make such payments but has experienced delays in receiving payments therefrom.

Repurchase of Shares by the Fund are subject to certain regulatory requirements imposed by SEC rules. Notwithstanding the foregoing, the Fund may postpone payment of the repurchase price and may suspend repurchases during any period or at any time.

In accordance with the terms and conditions of the Agreement and Declaration of Trust, the Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) Shares have been transferred to, or have vested in, any person by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Shareholder; (ii) ownership of the Shares by such Shareholder or other person will cause the Fund to be in violation of, or subject the Fund or the Investment Manager to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Shares by such Shareholders may be harmful or injurious to the business or reputation of the Fund or the Investment Manager, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or the Shareholder has breached any covenant made by it in connection with the acquisition of Shares; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Shareholder. Any mandatory repurchase or redemption of Shares will be in accordance with Rule 23c-2 under the Investment Company Act.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “INVESTOR QUALIFICATIONS.” Notice of a proposed transfer of Shares must also be accompanied by a properly completed investor application in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $50,000. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Agreement and Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Agreement and Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, and each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Agreement and Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Investment Manager or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Manager or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

LEVERAGE

The borrowing of money, the issuance of preferred stock and debt securities and other similar transactions represent the leveraging of the Fund’s common stock. The issuance of additional common stock may enable the Fund to increase the aggregate amount of its leverage or to maintain any existing leverage.

The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act.

The Fund reserves the right at any time to use financial leverage to the extent permitted by the Investment Company Act (50% of total assets for preferred stock and 33 1/3% of total assets for senior debt securities) or the Fund may elect to reduce the use of leverage or use no leverage at all. The Fund considers market conditions at the time leverage is incurred and monitors for asset coverage ratios relative to Investment Company Act requirements and the Fund’s financial covenants on an ongoing basis. Leverage as a percentage of the Fund’s total assets will vary depending on market conditions, but will normally range between 0% and 25%. The timing and terms of any leverage transactions will be determined by the Board. Additionally, the percentage of the Fund’s assets attributable to leverage may vary significantly during periods of extreme market volatility and will increase during periods of declining market prices of the Fund’s portfolio holdings. The Fund generally will not use leverage unless the Fund believes that leverage will serve the best interests of the Fund’s shareholders. The Fund anticipates that the Fund’s initial leverage will consist of borrowings pursuant to a credit facility. Key factors used in making this determination are the volatility of the investments made by the Fund, the additional risks of pledging the assets of the Fund as collateral for any leverage, particularly in the event of any economic or other downturn, and the terms, covenants, rate and other provisions of the leverage. The Fund will not issue additional leverage where the estimated costs of issuing such leverage and the on-going cost of servicing the payment obligations on such leverage exceed the estimated return on the proceeds of such leverage. In making the determination of whether to issue leverage, the Fund must rely on estimates of leverage costs and expected returns. Actual costs of leverage vary over time depending on interest rates and other factors. In addition, the percentage of the Fund’s assets attributable to leverage may vary significantly during periods of extreme market volatility and will increase during periods of declining market prices of the Fund’s portfolio holdings. Actual returns vary depending on many factors. The Board also will consider other factors, including whether the current investment opportunities will help the Fund achieve its investment objective and strategies.

Under the Investment Company Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance, the value of the Fund’s total assets (including the proceeds of such issuance) less all liabilities and indebtedness not represented by senior securities is at least equal to 200% of the total of the aggregate amount of senior securities representing indebtedness plus the aggregate liquidation value of any outstanding preferred stock. Stated another way, the Fund may not issue preferred stock that, together with outstanding preferred stock and debt securities, has a total aggregate liquidation value and outstanding principal amount of more than 50% of the value of the Fund’s total assets, including the proceeds of such issuance, less liabilities and indebtedness not represented by senior securities. In addition, the Fund is not permitted to declare any distribution on its common stock, or purchase any of the Fund’s shares of common stock (through tender offers or otherwise) unless the Fund would satisfy this 200% asset coverage requirement test after deducting the amount of such distribution or share price, as the case may be. The Fund may, as a result of market conditions or otherwise, be required to purchase or redeem preferred stock, or sell a portion of its investments when it may be disadvantageous to do so, in order to maintain the required asset coverage. Common stockholders would bear the costs of issuing additional preferred stock, which may include offering expenses and the ongoing payment of distributions. Under the Investment Company Act, the Fund may only issue one class of preferred stock.

Under the Investment Company Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness.  Additionally, under the Investment Company Act, the Fund may not declare any dividend or other distribution upon any class of its Shares, or repurchase any such Shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such repurchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or repurchase price, as the case may be.

Effects of Leverage

Assuming the use of leverage in the amount of 7.5% of the Fund’s total assets and an annual interest rate on leverage of 6% payable on such leverage based on estimated market interest rates as of the date of this Memorandum, the additional income that the Fund must earn (net of estimated expenses related to leverage) in order to cover such interest payments is 0.45%.  The Fund’s actual cost of leverage will be based on market interest rates at the time the Fund undertakes a leveraging strategy, and such actual cost of leverage may be higher or lower than that assumed in the previous example.

The following table is furnished in response to requirements of the SEC.  It is designed to illustrate the effect of leverage on total return on Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%.  These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be.  In other words, the Fund’s actual returns may be greater or less than those appearing in the table below.  The table further reflects the use of leverage representing approximately 7.5% of the Fund’s assets after such issuance and the Fund’s currently projected annual interest rate of 6%.  See “ PRINCIPAL RISK FACTORS—GENERAL RISKS—BORROWING, USE OF LEVERAGE.”  The table does not reflect any offering costs of Shares or leverage.

Assumed Portfolio Return (Net of Expenses)	-10.00%	-5.00%	0.00%	5.00%	10.00%
Corresponding Return to Shareholder	-11.2%	-5.8%	-0.5%	4.9%	10.3%

Total return is composed of two elements—the dividends on Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns.  As the table shows, leverage generally increases the return to Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

CREDIT FACILITY

The Fund may enter into one or more credit agreements or other similar agreements negotiated on market terms (each, a “Borrowing Transaction”) with one or more banks or other financial institutions which may or may not be affiliated with the Investment Manager (each, a “Financial Institution”) as chosen by the Investment Manager and approved by the Board. The Fund may borrow under a credit facility for a number of reasons, including without limitation, to make investments on behalf of the Fund, to pay fees and expenses, to make annual income distributions and to satisfy certain repurchase offers in a timely manner to ensure liquidity for the investors. To facilitate such Borrowing Transactions, the Fund may pledge its assets to the Financial Institution.

CALCULATION OF NET ASSET VALUE

GENERAL

The Fund will calculate the NAV of each class of Shares as of the close of business on the last business day of each calendar month, each date that a Share is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”).

In determining its NAV, the Fund will value its investments as of the relevant Determination Date. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the NAV of each class of Shares), less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The NAVs of Class A Shares, of Class D Shares, of Class Y Shares, of Class I Shares and of Class Z Shares will be calculated separately based on the fees and expenses applicable to each class. It is expected that the NAVs of Class A Shares, Class D Shares, Class Y Shares, Class I Shares and Class Z Shares will vary over time as a result of the differing fees and expenses applicable to each class.

The Board has approved valuation procedures for the Fund (the “Valuation Procedures”) and appointed a separate valuation committee (the “Valuation Committee”). The Board has delegated the day-to-day responsibility for determining these fair values to the Investment Manager, subject to the oversight of the Valuation Committee. The Investment Manager will oversee the valuation of the Fund’s investments on behalf of the Fund in accordance with the Valuation Procedures, which provide that investments will be valued at fair value. Furthermore, the valuation of the Fund’s assets will be done in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 820 – Fair Value Measurements and Disclosures.

Securities traded on one of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price. Securities traded on more than one U.S. national securities exchange will be valued using the price from the exchange that is considered to be a security’s principal exchange.

Short-term securities (e.g. bonds, notes, debentures and money market instruments with maturities of 60 days or less), for which reliable market quotations are readily available, will each be valued at current market quotations as provided by an independent pricing service or principal market maker.

Fixed income securities (other than the short-term securities as described above) will be valued by (a) using readily available market quotations based upon the last updated sale price or a market value from an approved pricing service or (b) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. In circumstances in which market quotations are not readily available or are deemed unreliable, the Valuation Committee will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. As a result, the fair values of one or more assets may not be the prices at which those assets are ultimately sold. Prospective investors should be aware that situations involving uncertainties as to the value of investments could have an adverse effect on the Fund’s NAV if the judgments of the Valuation Committee or Investment Manager regarding appropriate valuations should prove incorrect.

The Fund expects that it will hold a high proportion of illiquid investments relative to its total investments, which is directly related to the Fund’s investment objectives and strategy. The valuation approach will likely vary by investment, but may include comparable public market valuations, comparable transaction valuations and discounted cash flow analyses. All factors that might materially impact the value of an investment (i.e., underlying collateral, operating results, financial condition, achievement of milestones, and economic and/or market events) may be considered. In certain circumstances the Investment Manager may determine that cost best approximates the fair value of the particular investment.

SUSPENSION OF CALCULATION OF NET ASSET VALUE

As noted above, the Fund calculates its NAV as of the close of business on the last day of each month. However, there may be circumstances where it may not be practicable to determine a NAV, such as during any period when the principal stock exchanges for securities in which Fund have invested their assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended). In such circumstances, the Board (after consultation with the Investment Manager) may suspend the calculation of NAV.  The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Shareholders, and in its reports on Form N-Q (or any successor Form) filed with the SEC after the end of the first and third quarters of the Fund’s fiscal year. The Fund will resume calculation of NAV after the Board (in consultation with the Investment Manager) determines that conditions no longer require suspension of the calculation of NAV.

DISTRIBUTIONS

The Fund intends to make a distribution each quarter to its Shareholders of the net investment income of the Fund after payment of Fund operating expenses. The dividend rate may be modified by the Board from time to time. To the extent that any portion of the Fund’s quarterly distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt income undistributed during the tax year, as well as any undistributed net capital gain realized during the tax year. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. This distribution policy, may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell securities at a time it would not otherwise do so to manage the distribution of income and gain.

Each year, a statement on Form 1099-DIV identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions.

The Fund will elect to be treated, and intends to qualify annually, as a RIC under the Code. To qualify for and maintain RIC tax treatment, the Fund must, among other things, annually distribute at least 90% of its net ordinary income and net short-term capital gains in excess of realized net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its shareholders in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a spillover dividend the amounts will be included in IRS Form 1099-DIV for the year the spillover distribution is paid.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan (the “DRIP”).  If a Shareholder affirmatively elects to participate in the DRIP by contacting the Fund’s Administrator, UMB Fund Services, Inc. at 1-888-332-3320 or 235 West Galena Street, Milwaukee, WI 53212, all dividends and/or capital gains distributions declared on Shares will be automatically reinvested in additional Shares at the Fund’s then current NAV.  Shareholders who do not affirmatively elect to participate in the DRIP will receive all dividends and capital gains distributions in cash paid via wire transfer or by check mailed directly to the shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee) by the Administrator as dividend disbursing agent.  Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.  Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”).  Some brokers or dealers may automatically elect to receive cash on behalf of Shareholders who hold their Shares in the broker or dealer’s name and may re-invest that cash in additional Shares.  Reinvested Dividends will increase the Fund’s assets on which the Investment Management Fee is payable to the Investment Manager.

Whenever the Fund declares a dividend and/or capital gain payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Shares.  The Shares will be acquired by the Administrator for the DRIP participants’ accounts through receipt of additional unissued but authorized Shares from the Fund (“Newly Issued Shares”).

The Administrator maintains all Shareholders’ accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records.  Shares in the account of each DRIP participant will be held by the Administrator on behalf of the DRIP participant, and each Shareholder proxy will include those Shares purchased or received pursuant to the DRIP.  The Administrator will forward all proxy solicitation materials to participants and vote proxies for Shares held under the DRIP in accordance with the instructions of the participants.

Beneficial owners of Shares who hold their Shares in the name of a broker or dealer should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the DRIP.  In the case of Shareholders such as banks, brokers or dealers that hold shares for others who are the beneficial owners, the Administrator will administer the DRIP on the basis of the number of Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the DRIP.

There will be no brokerage charges with respect to Shares issued directly by the Fund.  The automatic reinvestment of dividends and/or capital gains in Shares under the DRIP will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and/or capital gains, even though such participants have not received any cash with which to pay the resulting tax.  See “Taxes – Taxation of the Fund – Distributions to Shareholders” below.

The Fund reserves the right to amend or terminate the DRIP.  There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence or questions concerning the DRIP should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 1-888-332-3320 or 235 West Galena Street, Milwaukee, WI 53212.

TAXES

INTRODUCTION

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Shares. Because the federal income tax consequences of investing in the Fund may vary from Shareholder to Shareholder depending on each Shareholder’s unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non U.S. persons, including certain former citizens or residents of the United States, insurance companies, entities exempt from federal income tax, regulated investment companies, real estate investment trusts, brokers or dealers in commodities and securities, persons holding Shares as part of a hedging, integrated, straddle, conversion or similar transaction, governmental entities, and pass through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax laws. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of Shares.

The following summary is based upon the Code as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Fund or its Shareholders will continue to be as described herein.

The Fund has not sought or obtained a ruling from the Internal Revenue Service (the “IRS”) (or any other federal, state, local or foreign governmental agency) or an opinion of legal counsel as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation or with the tax positions taken by the Fund.

Except where specifically noted, this summary relates solely to U.S. Shareholders. A U.S. Shareholder for purposes of this discussion is a person who is a citizen or a resident alien of the U.S., a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S. or any political subdivision thereof, an estate whose income is subject to U.S. federal income tax regardless of its source or a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

TAXATION OF THE FUND

The below is a summary of certain U.S. federal income tax considerations relevant under current law, which is subject to change. Except where otherwise specifically indicated, the discussion relates to investors who are individual U.S. citizens or residents. You should consult your own tax adviser regarding tax considerations relevant to your specific situation, including federal, state, local and non-U.S. taxes.

The Fund intends to qualify as a RIC under Subchapter M of Subtitle A, Chapter 1 of the Code. As a RIC, the Fund generally is exempt from U.S. federal income tax on its net investment income and realized capital gains that it distributes to Shareholders. To qualify for treatment as a RIC, the Fund must meet three important tests each year.

First, the Fund must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to its business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of its taxable year, at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of its total assets in securities of the issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer), and no more than 25% of the value of the Fund’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses, or (3) one or more qualified publicly traded partnerships.

Third, the Fund must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) before taking into account any deductions for dividends paid and 90% of its tax-exempt income, if any, for the year.

The Fund intends to comply with these requirements. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a RIC. If for any taxable year the Fund were not to qualify as a RIC, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. In that event, taxable Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits, and corporate Shareholders could be eligible for the dividends-received deduction.

The Code imposes a nondeductible 4% excise tax on RICs that fail to distribute each year an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax.

Distributions To Shareholders. The Fund contemplates declaring as distributions each year all or substantially all of its taxable income, including its net capital gain (the excess of any net long-term capital gain over net short-term capital loss). In general, distributions will be taxable to you for federal, state and local income tax purposes unless you are a tax-exempt entity, including qualified retirement plans or individual retirement accounts. Distributions are taxable whether they are received in cash or reinvested in Fund Shares under the DRIP. A Shareholder may thus recognize income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes. Fund distributions attributable to short-term capital gains and net investment income will generally be taxable to you as ordinary income, except as discussed below.

Fund distributions, if any, that are attributable to “qualified dividend income” or “long-term capital gains” earned by the Fund would be taxable to non-corporate Shareholders at reduced rates. Shareholders must have owned the Fund Shares for at least sixty-one (61) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date (and the Fund will need to have a similar holding period requirement with respect to the shares of the corporation paying the qualifying dividend) to benefit from the lower rates on qualified dividend income. However, U.S. individuals with modified adjusted gross income exceeding $200,000 ($250,000 for married couples filing jointly) and trusts and estates with income above specified levels are subject to a 3.8% tax on their net investment income, which includes interest, dividends and capital gains.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed. Dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on December 31st of the year in which the dividend was declared.

If you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

Expenses. As long as the Fund is not continuously offered pursuant to a public offering, regularly traded on an established securities market or does not have at least five hundred (500) shareholders at all times during the taxable year, certain expenses incurred by the Fund that if paid by an individual would be deductible only as “miscellaneous itemized deductions” are generally not deductible by the Fund. Instead, each Shareholder will be treated as if it received a dividend in an amount equal to its allocable share of the Fund’s expenses and then having paid such expenses itself. For non-corporate taxpayers, such expenses will generally be “miscellaneous itemized deductions” and under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, the ability for non-corporate taxpayers to deduct miscellaneous itemized deductions has been suspended.

Certain Withholding Taxes. The Fund may be subject to taxes, including foreign withholding taxes, attributable to investments of the Fund. If at the close of the Fund’s taxable year more than 50% of the value of its assets consists of foreign stock or securities, the Fund will be eligible to elect, for federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding and other foreign income taxes, as paid by its Shareholders. If eligible and the Fund so elects, the pro rata amount of such foreign taxes paid by the Fund will be included in its Shareholders’ income and each such Shareholder will be entitled either (1) to credit that proportional amount of taxes against U.S. federal income tax liability as a foreign tax credit or (2) to take that amount as an itemized deduction. The Fund does not expect to be able to make such election.

Sales, Exchanges And Redemptions. You will recognize taxable gain or loss on a sale, exchange or redemption of your Shares in an amount equal to the difference between your tax basis in the Shares and the amount you receive for them. Generally, this gain or loss will be long-term or short-term depending on whether your holding period exceeds twelve (12) months. Certain special tax rules may apply to losses realized in some cases. Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the Fund Shares. Additionally, any loss realized on a disposition of Shares of the Fund may be disallowed under “wash sale” rules to the extent the Shares disposed of are replaced with other Shares of the Fund within a period of sixty-one (61) days beginning thirty (30) days before and ending thirty (30) days after the Shares are disposed of, such as pursuant to a dividend reinvestment in Shares of the Fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.

The Fund is required to compute and report to the IRS and furnish to Shareholders the cost basis of Shares sold or exchanged. The Fund has elected to use the First In, First Out (“FIFO”) method, unless you instruct the Fund to select a different IRS-accepted method, or choose to specifically identify your Shares at the time of each sale or exchange. If your account is held by your broker or other advisor, they may select a different method. In these cases, please contact the holder of your Shares to obtain information with respect to the available methods and elections for your account. You should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on your federal and state income tax returns. Shareholders should consult with their tax advisers to determine the best IRS-accepted cost basis method for their tax situation and to obtain more information about how the cost basis reporting requirements apply to them.

IRAs and Other Tax Qualified Plans. In general, dividends received and gain or loss realized with respect to shares held in an IRA or other tax qualified plan are not currently taxable unless the Fund Shares were acquired with borrowed funds.

Reportable Transactions. Pursuant to the Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.”  A transaction may be a “reportable transaction” based upon any of several indicia with respect to a shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years).  Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

U.S. Tax Treatment Of Foreign Shareholders. Nonresident aliens, foreign corporations and other foreign investors in the Fund will generally be exempt from U.S. federal income tax on Fund distributions attributable to net capital gains. However, the Fund does not expect to make significant distributions that will be designated as net capital gains. The exemption may not apply, however, if the investment in the Fund is connected to a trade or business of the foreign investor in the United States or if the foreign investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

Fund distributions attributable to other categories of Fund income, such as interest, and dividends from companies whose securities are held by the Fund, will generally be subject to a 30% withholding tax when paid to foreign Shareholders. However, the Fund may be able to designate a portion of the distributions made as interest related dividends or short term capital gain dividends, which are generally exempt from this withholding tax. The withholding tax may, however, be reduced (and, in some cases, eliminated) under an applicable tax treaty between the United States and a Shareholder’s country of residence or incorporation, provided that the Shareholder furnishes the Fund with a properly completed Form W-8BEN or Form W-8BEN-E, as applicable, to establish entitlement for these treaty benefits.

A foreign investor will generally not be subject to U.S. tax on gains realized on sales or exchanges of Fund Shares unless the investment in the Fund is connected to a trade or business of the investor in the United States or if the investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

In addition, the Fund will also generally be required to withhold 30% tax on certain payments to foreign entities that do not provide a Form W-8BEN-E that evidences their compliance with, or exemption from, specified information reporting requirements under the Foreign Account Tax Compliance Act.

All foreign investors should consult their own tax advisors regarding the tax consequences of an investment in the Fund in their country of residence.

Taxation of Certain Investments. The tax principles applicable to transactions in financial instruments, such as futures contracts and options, that may be engaged in by the Fund, and investments in passive foreign investment companies (“PFICs”), are complex and, in some cases, uncertain. Such transactions and investments may cause the Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to Shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to Shareholders as ordinary income.

In addition, in the case of any shares of a PFIC in which the Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

State and Local Taxes. In addition to the U.S. federal income tax consequences summarized above, you may be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of the Fund’s distributions, if any, that are attributable to interest on U.S. government securities. Although the Fund expects to qualify as a RIC and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities.

Information Reporting And Backup Withholding. Under applicable “backup withholding” requirements, the Fund may be required in certain cases to withhold and remit to the IRS a percentage of taxable dividends or gross proceeds realized upon sale payable to Shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the IRS for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are “exempt recipients.” The current backup withholding rate is 24%. The amount of any backup withholding from a payment to a Shareholder will be allowed as a credit against the Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is timely furnished to the IRS.

Other Tax Matters

The preceding is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

ERISA AND CODE CONSIDERATIONS

Persons who are fiduciaries with respect to one or more employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (such plans being “ERISA Plans”), as well as owners or other fiduciaries with respect to individual retirement accounts and annuities (“IRAs”), Keogh plans and similar arrangements, should consider, among other things, the matters described below before determining whether to invest in the Fund.

Without limitation, ERISA Plans generally include pension, profit sharing, 401(k), 403(b) and welfare benefit plans, which are established or maintained by private employers, including plans maintained jointly by private employers and unions, as well as SEP-IRA and SIMPLE IRA arrangements. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, loyalty, diversification, adherence to governing documents, the avoidance of ERISA prohibited transactions (unless exempted), and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of the ERISA Plan must, within the scope of its responsibilities, give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment, the income taxes (if any) attributable to the investment, and the projected return of the investment relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with ERISA’s fiduciary responsibilities and the foregoing considerations. If a fiduciary with respect to any such ERISA Plan breaches such responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Likewise, many ERISA Plans are also subject to the prohibited transaction rules of section 4975 of the Code, as discussed in the next paragraph.

IRAs (other than SEPs and SIMPLEs), Keogh plans, individual 401(k) plans and certain other plans that cover only owner-employees, partners of a partnership, and their respective spouses, as well as certain other tax-advantaged accounts, are generally not subject to ERISA, but are subject to the prohibited transaction rules of section 4975 of the Code (“Code Plans”), and thus their owners or other fiduciaries should determine whether an investment in the Fund will violate those rules.

In addition, depending on the particular circumstances, certain other accounts and entities in which one or more ERISA Plans and/or Code Plans directly or indirectly hold equity interests may be subject to some or all of the above rules. Specifically, where the underlying assets of such accounts or entities are deemed to constitute “plan assets” of ERISA Plans and/or Code Plans, persons who have or exercise certain discretionary powers, and persons who render investment advice for compensation with respect to their assets, will be considered fiduciaries to the respective ERISA Plans and/or Code Plans. In these cases, such fiduciaries may be subject to ERISA’s fiduciary responsibility rules and ERISA and/or the Code’s prohibited transaction rules, as applicable. Examples of such accounts and entities which may in some cases be deemed to hold “plan assets” include certain funds-of-funds, insurance company accounts and collective trust vehicles. For brevity, we refer to such accounts and entities whose underlying assets are deemed to constitute “plan assets,” together with ERISA Plans and Code Plans, as “Plan Investors.”

Investments by ERISA Plans and Code Plans in investment companies registered under the Investment Company Act, publicly-offered securities and operating companies should not result in such entities’ underlying assets being deemed to constitute “plan assets.”

Because the Fund will be registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plan Investors investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Code’s prohibited transaction rules. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan Investor that becomes a Shareholder of the Fund, solely as a result of the Plan Investor’s investment in the Fund.

 Certain prospective Plan Investors may currently maintain relationships with the Investment Manager or with other entities that are affiliated with the Investment Manager. Each of such persons may be deemed to be a party in interest to, a disqualified person of, and/or a fiduciary of any Plan Investor to which it provides investment management, investment advisory, or other services. Among other things, ERISA and the Code prohibit Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration, unless an exemption to such prohibited transaction applies. Plan Investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of Plan Investors, including IRA owners, will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that they are duly authorized to make such investment decisions, and that they have not relied on any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

 The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by the future publication or the future applicability of final regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares. In addition, certain other plans, including for example governmental plans, ERISA-exempt church plans and bona fide “top-hat” deferred compensation plans, while not subject to ERISA or the prohibited transaction rules under section 4975 of the Code, may nonetheless be subject to similar rules and restrictions arising under other sources of law, and should consider the application of such other laws before investing in the Fund.

DESCRIPTION OF SHARES

The Fund is authorized to offer five separate classes of Shares designated as Class A Shares, Class D Shares, Class Y Shares, Class I Shares and Class Z Shares. While the Fund presently intends to offer five classes of Shares, it may offer other classes of Shares as well in the future. The Fund has applied for and expects to receive an exemptive order from the SEC with respect to the multi-class structure and the imposition of certain fees on classes of Shares. There is no assurance that the Fund will be granted the exemptive order. The Fund may also vary the characteristics of the classes of Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of sales charges; (7) any conversion features, as permitted under the Investment Company Act.

INVESTOR QUALIFICATIONS

Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act. The criteria for qualifying as a “qualified client” and an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP) will be required to qualify as “Eligible Investors” and to complete an additional investor application prior to the additional purchase.

PURCHASING SHARES

PURCHASE TERMS

The minimum initial investment in Class A Shares and Class Y Shares by any investor is $50,000, the minimum initial investment in Class D Shares and Class I Shares by any investor is $5,000,000, and the minimum initial investment by any investor in Class Z Shares is $10,000,000. However, the Fund, in its sole discretion, may accept investments in any Class of Shares below these minimums. Shares may be purchased by principals and employees of the Investment Manager or its affiliates and their immediate family members without being subject to the minimum investment requirements. The Shares will initially be issued at $100 per share and thereafter the purchase price for each class of Shares will be based on the NAV per Share of that Class as of the date such Shares are purchased.

Class A Shares and Class D Shares are subject to a sales charge up to 3.50%. No sales charge is expected to be charged with respect to investments by the Investment Manager or its affiliates, and their respective directors, principals, officers and employees and others in the Investment Manager’s sole discretion. The full amount of the sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares of the Fund.

Neither Class I, Class Y nor Class Z Shares are subject to any sales charge.

Shares will generally be offered for purchase as of the first day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time. Class A Shares, Class D Shares, Class I Shares and Class Z Shares will not be offered until the Fund has received exemptive relief from the SEC permitting the offering of multiple classes of Shares.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due (i) four business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month (the “Acceptance Date”), where funds are remitted by wire transfer, or (ii) ten business days prior to the Acceptance Date, where funds are remitted by check. A prospective investor must also submit a completed investor application at least five business days before the Acceptance Date. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

Pending any offering, funds received from prospective investors will be placed in an escrow account with UMB Bank, n.a., the Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. In general, an investment will be accepted if the investor meets the Fund’s eligibility requirement and a completed investor application and funds are received in good order on or prior to the Acceptance Date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. For any investor whose investment is not accepted, the balance in the escrow account with respect to such investor will be returned to the investor. Any interest earned with respect to escrow accounts will be paid to the Fund.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be sent reports regarding the Fund’s operations each quarter.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on October 31. The Fund’s taxable year is the 12-month period ending on October 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected Cohen & Company, Ltd., located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, as the independent registered public accountants of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees.

INQUIRIES

Inquiries concerning the Fund and Shares (including procedures for purchasing Shares) should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212 or by calling the Fund toll-free at 1-888-332-3320.

KEYSTONE PRIVATE income fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

Investment Manager Keystone National Group, LLC 60 East South Temple, Suite 2100 Salt Lake City, UT 84111	Transfer Agent / Administrator UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

Custodian Bank UMB Bank, N.A. 1010 Grand Boulevard Kansas City, MO 64106	Placement Agent UMB Distribution Services, LLC 235 West Galena Street Milwaukee, WI 53212

Independent Registered Public Accounting Firm Cohen & Company, Ltd. 151 North Franklin Street, Suite 575 Chicago, IL 60606	Fund Counsel Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103-6996

STATEMENT OF ADDITIONAL INFORMATION

KEYSTONE PRIVATE INCOME FUND

Class A Shares

Class D Shares

Class Y Shares

Class I Shares

Class Z Shares

Dated February 7, 2020

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

1-888-332-3320

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Confidential Private Placement Memorandum (the “Memorandum”) of the Keystone Private Income Fund (the “Fund”) dated February 7, 2020 and as it may be further amended or supplemented from time to time. A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell Shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

Shares are distributed by UMB Distribution Services, LLC (the “Placement Agent”) to institutions and financial intermediaries who may distribute Shares to clients and customers (including affiliates and correspondents) of the Fund’s investment adviser, and to clients and customers of other organizations. The Fund’s Memorandum, which is dated February 7, 2020, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Memorandum.

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INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. At the present time, the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. No other policy is a fundamental policy of the Fund, except as expressly stated. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action. The Fund may not:

(1)	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)	Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority. The Fund may borrow for investment and other purposes, such as for satisfying repurchase offers or to otherwise provide the Fund with liquidity.

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities.

(4)	Make loans, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. This investment restriction does not apply to the extent that the Fund makes debt investments in accordance with its stated investment strategies or if the Fund lends its portfolio securities in an amount not in excess of 33 1/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law.

(5)	Purchase or sell real estate except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. This investment restriction does not apply to the extent that the Fund makes, directly or indirectly, a real estate investment in accordance with its stated investment strategies, including without limitation (i) investments in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; and (ii) the acquisition, holding or selling of real estate acquired directly or indirectly by the Fund through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets.

(6)	Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

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(7)	Invest 25% or more of the value of its total assets in the securities of issuers that the Fund’s investment advisor determines are engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES AND RELATED RISKS

As discussed in the Memorandum, the Fund pursues its investment objective by investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in a wide range of private credit-oriented or other cash flow producing investments, including corporate loans and credit facilities, equipment leasing transactions, real estate backed loans, corporate and consumer receivables, and other specialty finance opportunities or income-producing assets. The Fund may allocate its assets through a wide range of investment vehicles and structures, including among others as senior debt, subordinated debt, preferred equity and common equity investments. Such investments are typically domestic and foreign privately-held investments that are outside of traditional public equity and bond markets.  These positions typically generate an interest payment, pay dividends or have other forms of distributions that generally accrue value or appreciate in value over time.  The Fund may also invest in public securities, including public debt, master limited partnerships, business development companies, and preferred stock. The Fund will allocate its investments across multiple strategies in both developed and emerging markets with varying levels of liquidity and credit quality, including distressed and defaulted investments. The Fund may allocate its assets through direct investments and investments in a wide range of investment vehicles. This section provides additional information about various types of investments and investment techniques that may be employed by the Fund, both directly and indirectly, and their related risks. Any decision to invest in the Fund should take into account that the Fund’s investments will be subject to related risks, which can be substantial.

PRINCIPAL INVESTMENTS

The principal elements of the Fund’s investment strategy include making investments in transactions with one or more of the following characteristics:

●	Contractual Cash Flows. Investments in assets that primarily generate returns through contractual, current income rather than capital appreciation. Examples of such contractual cash flows may include, without limitation, interest payments received pursuant to corporate loans and credit facilities, receipt of payments generated from equipment leasing transactions, principal and interest payments received from mortgage loans secured by commercial or residential real estate assets, collections from corporate and consumer receivables, and other contractual receipts from specialty finance opportunities or income-producing assets.

●	Secured by Valuable Collateral. Investments that are primarily backed or otherwise secured by a wide range of assets of a diversified nature. Examples of such collateral may include, without limitation, mission critical equipment, manufacturing assets, commercial, industrial and residential real estate, commercial and consumer receivables, energy producing assets, cash security deposits, letters of credit or surety bonds issued by reputable financial institutions and other valuable collateral.

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●	Realized, Liquidated or Amortized over a Fixed Period of Time. Investments that require income and principal repayment, the collection of proceeds or other realization activities on behalf of the Fund and its Shareholders to be made on a fixed, determined schedule rather than subject to the discretion, timing or action of a counterparty or general market conditions.

●	Capitalize on Illiquidity, Inefficiencies or Restraints in the Market. Investments that are proprietarily sourced, privately negotiated and offer financing alternatives to counterparties in a manner that may not be available through traditional commercial banks due to the size, timing, nature or circumstances of the underlying asset or business.

In addition, the Investment Manager may also invest in selected equity investments with predictable cash flow streams, joint venture, special purpose holding company, fund investments and other investments which, in the opinion of the Investment Manager, offer attractive risk-adjusted return opportunities and meet the investment return objectives of the Fund. The Investment Manager believes such investments, if selected prudently, can be less correlated to mainstream markets, offer compelling risk-adjusted returns and provide valuable diversification to investors.

The Fund’s investments are expected to consist primarily of (i) investments in the debt of various operating businesses, companies and other ventures that are secured by mission critical equipment, manufacturing assets, commercial, industrial and residential real estate, commercial and consumer receivables, energy producing assets, cash security deposits, letters of credit or surety bonds issued by reputable financial institutions and other valuable collateral, (ii) unsecured debt or preferred equity of such operating businesses, companies and other ventures, (iii) common equity participation in such operating businesses, companies and other ventures through various instruments such as warrants, options, common stock and other forms of equity participation, (iv) interests in commercial, industrial and residential real estate and (v) other opportunistic private credit investments.

The Fund expects to make private credit investments primarily in the United States, Canada and Mexico, including without limitation, first and second lien senior secured loans, unsecured debt, preferred equity arrangements and to a lesser extent public debt and common equity instruments. First and second lien senior secured loans are structured with the highest priority in the capital structure of an enterprise and therefore typically have the first claim on the assets and cash flows of a company. Unsecured debt and preferred equity generally rank junior in priority to any forms of secured debt in the capital structure of an enterprise. Due to this priority of cash flows and claim to assets of a business, an investment’s risk typically increases as it is placed further down the capital structure, but not always depending on the amount, nature and terms of the first and second lien senior secured loans. Investors are usually compensated for this risk in the form of higher expected returns. The following summarizes some of the major characteristics of these various investment types:

●	First Lien Senior Secured Loans. First lien senior secured loans are structured at the top of the capital structure of an enterprise and rely on the assets of the business and/or cash-flow generated by the operations of the business to satisfy interest and principal payments. Within the classes of secured debt, first lien senior secured loans benefit from first priority security rights in the tangible and intangible assets and operating cash flow of the business. First lien senior secured loans are typically the most secure part of a company’s capital structure. Moreover, senior secured loans are generally less vulnerable than other junior forms of capital to unfavorable market conditions because losses in enterprise value are first incurred by the equity investors, then by unsecured debt investors and lastly by junior, subordinated debt holders. In addition, the receipt of regular income from senior secured loan investments contributes to the reduction of investment risk over time.

●	Second Lien or Subordinated Secured Loans. Second lien or subordinated secured loans are junior in payment priority to first lien senior secured loans and typically have similar terms, collateral and covenant structures as first lien senior secured loans. However, second lien or subordinated secured loans are granted a second priority security interest in the assets of the borrower. In return, second lien or subordinated secured loans typically offer higher interest rates. Generally, second lien or subordinated secured loans earn a fixed or floating current yield over a standard benchmark, such as the prime rate or LIBOR.

●	Unsecured Debt. Unsecured debt investments usually rank junior in payment priority to secured loans. Accordingly, unsecured debt may include a heightened level of risk and volatility or a loss of principal. To compensate for their junior ranking (as compared to first and second lien senior secured loans), unsecured debt investments typically offer higher returns through both higher interest rates and possible equity ownership, thus enabling the private credit investor to participate in the capital appreciation of the borrower. Unsecured debt interest payments typically consist of both cash and accrued interest and may also contain equity upside. Such securities typically earn a fixed or a floating current yield over a standard benchmark, such as the prime rate or LIBOR, and potentially include sources of return from warrants or other equity-related interests that may be received or acquired in connection with such investments.

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●	“Covenant-Lite” Obligations. The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite”. A covenant lite loan typically contains fewer clauses which allow an investor to proactively enforce financial covenants or prevent undesired actions by the borrower/issuer. Covenant lite loans also generally provide fewer investor protections if certain criteria are breached.

●	Preferred Equity. Preferred equity is a form of ownership in a company, business or other venture that ranks junior or subordinate to all forms of debt, but typically senior in priority to common equity. A company, business or other venture may have several types, classes and priorities of preferred equity, and the terms of each class of preferred equity are usually heavily negotiated between the company and the investor. Preferred equity may consist of both a current cash pay dividend and/or an accrued dividend. Holders of preferred equity may or may not participate in capital appreciation of the business. Preferred equity may also take the form of guaranteed payments of the company and function much like unsecured or even secured debt.

●	Common Equity. The Fund may also invest from time to time, directly or indirectly, in various types of equity-related securities obtained in connection with its unsecured debt or other private credit investments. Although the Fund intends to maintain its focus on private credit investments, from time to time, when an investment presents an opportunity for capital appreciation or in connection with securing particularly favorable terms in a private credit investment, the Fund may make investments in the form of preferred or common equity. Moreover, the Fund may also receive the right to make an equity investment in a company, business or other venture whose debt securities it already holds in connection with an equity financing for that company.

●	Real Estate. The Fund may also from time to time invest, directly or indirectly, in various commercial, industrial, residential real estate assets and other classes of real estate. Such investments may be structured as first lien senior secured loans, subordinated secured loans, preferred equity or common equity.

●	Public Debt. The Fund may also from time to time invest, directly or indirectly, in publicly registered debt securities, which may be secured or unsecured. Such debt will primarily consist of high yield or other bonds, which may or may not be non-investment grade. Non-investment grade bonds typically offer higher yields, but with limited protective covenants.

●	Cash and Cash Equivalents. The Fund expects to maintain a certain level of cash or cash equivalent instruments for liquidity management purposes.

THE FUND MAY CHANGE ITS INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES.

Except as otherwise indicated, the Fund may change its investment objectives and any of its policies, restrictions, strategies, and techniques without Shareholder approval. The Fund’s investment objective is not a fundamental policy and it may be changed by the Board without Shareholder approval.

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OTHER POTENTIAL RISKS AND ADDITIONAL INVESTMENT INFORMATION

Dependence on the Investment Manager

The success of the Fund depends upon the ability of the Investment Manager to develop and implement investment strategies that achieve the investment objective of the Fund. Shareholders will have no right or power to participate in the management or control of the Fund.

Business and Regulatory Risks

Legal, tax and regulatory developments that may adversely affect the Fund or the Investment Manager could occur during the term of the Fund. Securities and other investment markets are subject to comprehensive statutes, regulations and margin requirements enforced by the SEC, other regulators and self-regulatory organizations and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulation of investment transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. It is impossible to predict what, if any, changes in regulations may occur, but any regulations which restrict the ability of the Fund to complete investments or the ability of the Fund to employ, or brokers and other counterparties to extend credit in its investments (as well as other regulatory changes that result) could have a material adverse impact on the Fund’s portfolio.

Reliance on Key Personnel

The Fund’s ability to identify and invest in attractive opportunities is dependent upon the Investment Manager. If one or more key individuals leaves the Investment Manager, the Investment Manager may not be able to hire qualified replacements or may require an extended time to do so. This could prevent the Fund from achieving its investment objective.

Financial Failure of Intermediaries

There is always the possibility that the institutions, including brokerage firms and banks, with which the Fund does business, or to which securities have been entrusted for custodial purposes, will encounter financial difficulties that may impair their operational capabilities or result in losses to the Fund.

Cyber Security Risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Investment Manager, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private Shareholder information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes.

Payment in Kind for Repurchased Shares

The Fund does not expect to distribute securities as payment for repurchased Shares except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not requesting that their Shares be repurchased. In the event that the Fund makes such a distribution of securities as payment for Shares, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs to dispose of such securities.

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BOARD OF TRUSTEES AND OFFICERS OF THE FUND

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Agreement and Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund, and may be removed either by (i) the vote of at least two-thirds of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund, and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

INDEPENDENT TRUSTEES

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX** OVERSEEN BY TRUSTEE	Other Directorships Held by TRUSTEE
David G. Lee* Year of Birth: 1952	Chairman and Trustee	Since Inception	President and Director, Client Opinions, Inc. (2003-2011); Chief Operating Officer, Brandywine Global Investment Management (1998-2002).	9	None
Robert Seyferth* Year of Birth: 1952	Trustee	Since Inception	Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (1993-2009).	9	None
Gary E. Shugrue* Year of Birth: 1954	Trustee	Since Inception	Managing Director, Veritable LP (2016 – Present) Founder/President, Ascendant Capital Partners, LP (2001 – 2015);	5	Trustee, Quaker Investment Trust (5 portfolios) (registered investment company); Scotia Institutional Funds (2006-2014) (3 portfolios) (registered investment company.

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INTERESTED TRUSTEE AND OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX** OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY TRUSTEE
Terrance Gallagher* Year of Birth: 1958	Trustee	Since Inception	Executive Vice President and Director of Fund Accounting, Administration and Tax; UMB Fund Services, Inc. (2007- present); President, Investment Managers Series Trust II (2013-Present); Treasurer, American Independence Funds Trust (2016-2018); Treasurer, Commonwealth International Series Trust (2010-2015)	4	None
John Earl* Year of Birth: 1966	President	Since Inception	Managing Partner, Keystone National Group (2006 – present)	N/A	N/A
Brad Allen* Year of Birth: 1980	Treasurer	Since Inception	Chief Financial Officer & General Counsel, Keystone National Group (2010 – present)	N/A	N/A
Perpetua Seidenburg* Year of Birth: 1990	Chief Compliance Officer	Since Inception	Compliance Director, Vigilant Compliance, LLC (an investment management services company) (March 2014 – present); Auditor, PricewaterhouseCoopers from (2012 – 2014).	N/A	N/A
Ann Maurer* Year of Birth: 1972	Secretary	Since Inception	Senior Vice President, Client Services (2017 - Present); Vice President, Senior Client Service Manager (2013 - 2017); Assistant Vice President, Client Relations Manager (2002 - 2013); UMB Fund Services, Inc.	N/A	N/A

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*	Address for Trustees and officers: c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212.

**	The Fund Complex consists of the Fund, Agility Multi-Asset Income Fund, Cliffwater Corporate Lending Fund, Corbin Multi-Strategy Fund, LLC, Infinity Core Alternative Fund, Infinity Long/Short Equity Fund, LLC, Vivaldi Opportunities Fund, The Relative Value Fund and Variant Alternative Income Fund.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Investment Manager, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

David G. Lee. Mr. Lee has been a Trustee since the Fund’s inception. He has more than 25 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Robert Seyferth. Mr. Seyferth has been a Trustee since the Fund’s inception. Mr. Seyferth has more than 30 years of business and accounting experience. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Gary E. Shugrue. Mr. Shugrue has been a Trustee since the Fund’s inception. Mr. Shugrue has more than 30 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Terrance P. Gallagher. Mr. Gallagher has been a Trustee since the Fund’s inception. Mr. Gallagher has more than 10 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the Fund Complex.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Investment Manager to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Investment Manager, and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s Agreement and Declaration of Trust. The Board is currently composed of four members, three of whom are Independent Trustees. The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees will meet with their independent legal counsel in person prior to and during each quarterly in-person board meeting. As described below, the Board has established a Valuation Committee, an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David G. Lee, an Independent Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Investment Manager, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has not appointed a lead independent trustee. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

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The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Manager and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Investment Manager and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Investment Manager and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer (“CCO”) and the Investment Manager, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Audit Committee did not hold any meetings during the last year.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Nominating Committee did not hold any meetings during the last year.

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Valuation Committee

The Board has formed a Valuation Committee that is responsible for reviewing fair valuations of securities held by the Fund in instances as required by the valuation procedures adopted by the Board and is responsible for carrying out the provisions of its charter. The Valuation Committee currently consists of each of the Fund’s Trustees. As the Fund is recently organized, the Valuation Committee did not hold any meetings during the last year.

Trustee Ownership of Securities

The Fund has not yet commenced operations, therefore none of the Trustees own Shares of the Fund.

Independent Trustee Ownership of Securities

As of January 27, 2020, none of the Independent Trustees (or their immediate family members) owned beneficially or of record securities of the Investment Manager, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Investment Manager.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, the Fund will pay each Independent Trustee a retainer of $10,000 per year. Trustees that are interested persons will be compensated by the Fund’s administrator and/or its affiliates and will not be separately compensated by the Fund.

CODES OF ETHICS

The Fund and the Investment Manager have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund and the Investment Manager from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s website at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Manager

Keystone National Group, LLC (the “Investment Manager”), serves as the investment advisor to the Fund. The Investment Manager is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Investment Manager is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Investment Manager provides such services to the Fund pursuant to the Investment Management Agreement. Founded in 2006, the Investment Manager and its affiliates have approximately $900 million in assets under management as of June 30, 2019. Brandon Nielson and John Earl serve as Managing Partners of the Investment Manager.

The Investment Management Agreement became effective as of February 3, 2020, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board’s approval of the Agreements, or any other investment advisory contracts, will be available in the Fund’s first annual or semi-annual report to Shareholders.

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Investment Management Fee

Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager an Investment Management Fee equal to 1.50% on an annualized basis of the average monthly net assets of the Fund. “The Investment Management Fee will be calculated and accrued daily and paid monthly in arrears.

Incentive Fee

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 2.00% per quarter (or an annualized hurdle rate of 8.00%), subject to a “catch-up” feature. The Incentive Fee will be equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For this purpose, “net profits” means the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee) for the quarter. For purposes of the Incentive Fee, net assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

●	No Incentive Fee is payable to the Investment Manager if the Fund’s net profits, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 2.00% (8.00% annualized);

●	100% of the portion of the Fund’s net profits that exceed the hurdle rate but is less than or equal to 2.35%% (9.41% annualized) (the “catch-up”) is payable to the Investment Manager if the Fund’s net profits, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceed the hurdle rate but is less than or equal to 2.35% (9.41 % annualized). The “catch-up” provision is intended to provide the Investment Manager with an incentive fee of 15% on all of the Fund’s net profits when the Fund’s net profits reach 2.35% of net assets (9.41% annualized); and

●	15% of the portion of the Fund’s net profits that exceed the “catch-up” is payable to the Investment Manager if the Fund’s net income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceed 2.35% (9.41% annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 15% of all the Fund’s net profits thereafter is allocated to the Investment Manager.

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (Including the Investment Management Fee, but excluding any taxes, interest expense, brokerage commissions, Incentive Fees, Distribution and Servicing Fees, expenses incurred in connection with any merger or reorganization, and extraordinary expenses) do not exceed 3.00% of the average daily net assets of such Class of Shares, (the “Expense Limit”). Because taxes, interest expense, brokerage commissions, Incentive Fees, Distribution and Servicing Fees, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) may exceed 3.00% of the average daily net assets of such Class of Shares. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided they are able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on February 2, 2021. The Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms thereafter. Neither the Fund nor the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After February 2, 2021, either the Fund or the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice.

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The Portfolio Managers

The personnel of the Investment Manager who will initially have primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Managers”) are John Earl and Brandon Nielson of the Investment Manager.

Other Accounts Managed by the Portfolio Managers(1)

	Type of Accounts	Total # of Accounts Managed	Total Assets ($mm)	# of Accounts Managed that Advisory Fee Based on Performance	Total Assets that Advisory Fee Based on Performance ($mm)
1. John Earl	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 17 4	0 $800 $150	0 0 0	0 0 0
2. Brandon Nielson	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 17 4	0 $800 $150	0 0 0	0 0 0
3. Brad Allen	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 17 4	0 $800 $150	0 0 0	0 0 0
4. Raymond Chan	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 17 4	0 $800 $150	0 0 0	0 0 0
5. Taylor Jackson	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 17 4	0 $800 $150	0 0 0	0 0 0
6. Dallin Rosdahl	Registered Investment Companies: Other Pooled Investment Vehicles: Other Accounts:	0 0 0	0 0 0	0 0 0	0 0 0

(1)	As of December 31, 2019.

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Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, portfolio managers who manage multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

 The management of multiple funds and/or other accounts may result in a Portfolio Manager devoting unequal time and attention to the management of each fund and/or other account. The Investment Manager seeks to manage such competing interests for the time and attention of the Portfolio Managers by having the Portfolio Managers focus on a particular investment discipline. Most other accounts managed by the Portfolio Managers are managed using the same investment models that are used in connection with the management of the Fund.

 If a Portfolio Manager identifies a limited investment opportunity which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Investment Manager has adopted procedures for allocating portfolio transactions across multiple accounts.

The Investment Manager has adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Compensation of the Portfolio Managers

Total compensation paid to each Portfolio Manager includes a base salary fixed from year to year, a discretionary performance bonus and eligibility for a share of carried interest/performance fees in closed-end funds managed by the Investment Manager. The amounts paid to the Portfolio Managers are based on a percentage of the fees earned by the Investment Manager from managing the Fund and other investment accounts. The performance bonus reflects individual performance and the performance of the Investment Manager’s business as a whole. The discretionary performance bonus is determined by senior management of the Investment Manager and is based on a wide variety of factors, including without limitation investment performance, quality of work, contributions to non-investment related efforts and organizational development.

The compensation structure of key investment professionals is structured to incent long-term client retention and client service, to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value.

Portfolio Managers’ Ownership of Shares

Name of Portfolio Manager:	Dollar Range of Shares Beneficially Owned by Portfolio Manager (1):
John Earl	None
Brandon Nielson	None
Brad Allen	None
Raymond Chan	None
Taylor Jackson	None
Dallin Rosdahl	None
(1)	As of January 27, 2020.

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BROKERAGE

Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.

However, it is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

The Investment Manager may pay a higher commission than otherwise obtainable from other brokers in return for brokerage or research services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

While it is the Fund’s general policy to seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, weight is also given to the ability of a broker-dealer to furnish brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, to the Fund or to the Investment Manager, even if the specific services are not directly useful to the Fund and may be useful to the Investment Manager in advising other clients. When one or more brokers is believed capable of providing the best combination of price and execution, the Investment Manager may select a broker based upon brokerage or research services provided to the Investment Manager. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Investment Manager to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. The standard of reasonableness is to be measured in light of the Investment Manager’s overall responsibilities to the Fund.

TAX MATTERS

The following is intended to be a general summary of certain U.S. federal income tax consequences of investing, holding and disposing of Shares of the Fund. It is not intended to be a complete discussion of all such federal income tax consequences, nor does it purport to deal with all categories of investors. INVESTORS ARE THEREFORE ADVISED TO CONSULT WITH THEIR TAX ADVISORS BEFORE MAKING AN INVESTMENT IN THE FUND.

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Fund and the purchase, ownership and disposition of Shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to Shareholders in light of their particular circumstances. Unless otherwise noted, this discussion assumes you are a U.S. Shareholder and that you hold your Shares as a capital asset. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership, or disposition of Shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

The Fund intends to qualify annually as a regulated investment company (a “RIC”) under the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to regulated investment companies, the Fund must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of stock, securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships; (b) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other regulated investment companies) of a single issuer, in the securities (other than securities of other regulated investment companies) of two or more issuers which the Fund controls and are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships; and (c) distribute for each taxable year an amount at least equal to the sum of 90% of its investment company taxable income (determined without regard to the deduction for dividends paid) and 90% of its net tax exempt interest income.

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 The Fund might not distribute all of its net investment income, and the Fund is not required to distribute any portion of its net capital gain. If the Fund qualifies for treatment as a regulated investment company but does not distribute all of its net capital gain and net investment income, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount of capital gain as undistributed capital gain in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be deemed to have paid their proportionate share of the tax paid by the Fund on such undistributed amount and will be entitled to credit that amount of tax against their federal income tax liabilities, if any; and (iii) will be entitled to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the Shareholder’s gross income and the tax deemed paid by the Shareholder.

As a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its net investment income and net capital gain. Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount equal to the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (3) any ordinary income and capital gains for previous years that were not distributed during those years. To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

Although dividends generally will be treated as distributed when paid, any dividend declared by the Fund in October, November or December and payable to Shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by Shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated for certain purposes as paid by the Fund during such taxable year. In such case, Shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the regulated investment company when they are actually paid.

If the Fund fails to satisfy the qualifying income or diversification requirements in any taxable year, the Fund may be eligible for certain relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the diversification requirements, the Fund may be required to dispose of certain assets. If these relief provisions are not available to the Fund and it fails to qualify for treatment as a regulated investment company for a taxable year, the Fund will be taxable at regular corporate tax rates (and, to the extent applicable, at corporate alternative minimum tax rates). In such an event, all distributions (including capital gain distributions) will be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits, subject to the dividends-received deduction for corporate Shareholders and to the tax rates applicable to qualified dividend income distributed to noncorporate Shareholders. In such an event, distributions in excess of the Fund’s current and accumulated earnings and profits will be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions will be treated as a capital gain. To requalify for treatment as a RIC in a subsequent taxable year, the Fund would be required to satisfy the RIC qualification requirements for that year and to distribute any earnings and profits from any year in which the Fund failed to qualify for tax treatment as a RIC. In addition, if the Fund were to fail to qualify as a regulated investment company for a period greater than two taxable years, it would generally be required to pay a Fund-level tax on certain net built-in gains recognized with respect to certain of its assets upon a disposition of such assets within ten years of qualifying as a regulated investment company in a subsequent year.

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The Board reserves the right not to maintain the qualification of the Fund for treatment as a RIC if it determines such course of action to be beneficial to Shareholders.

Distributions

Dividends paid out of the Fund’s net investment income generally will be taxable to a Shareholder as ordinary income to the extent of the Fund’s earnings and profits, whether paid in cash or reinvested in additional Shares under the DRIP. The Fund may be able to report a portion of its income as “qualified dividend income,” however, which is taxable to noncorporate Shareholders at rates of up to 20%, or Section 199A dividends, which may be taxed at a reduced effective federal income tax rate.

In general, dividends may be reported by the Fund as qualified dividend income if they are attributable to qualified dividend income received by the Fund. Qualified dividend income generally means dividend income received from investments in common and preferred stock of U.S. companies and stock of certain qualified foreign corporations, provided that certain holding period and other requirements are met by both the Fund and the Shareholders.

A foreign corporation is treated as a qualified foreign corporation for this purpose if it is incorporated in a possession of the United States or it is eligible for the benefits of certain income tax treaties with the United States and meets certain additional requirements. Certain foreign corporations that are not otherwise qualified foreign corporations will be treated as qualified foreign corporations with respect to dividend paid by them if the stock with respect to which the dividends are paid is readily tradable on an established securities market in the United States. Passive foreign investment companies are not qualified foreign investment companies for this purpose. Dividends received by the Fund from REITs generally are not expected to qualify for treatment as qualified dividend income.

A dividend that is attributable to qualified dividend income of the Fund that is paid by the Fund to a Shareholder will not be taxable as qualified dividend income to such Shareholder (1) if the dividend is received with respect to any share of the Fund held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share became ex-dividend with respect to such dividend, (2) to the extent that the Shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, or (3) if the Shareholder elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest. The ex-dividend date is the date on which the owner of the share at the commencement of such date is entitled to receive the next issued dividend payment for such share even if the share is sold by the owner on that date or thereafter.

The Fund may make distributions of “section 199A dividends” with respect to qualified dividends that it receives with respect to its investments in REITs. A section 199A dividend is any dividend or part of such dividend that the Fund pays to its shareholders and reports as a section 199A dividend in written statements furnished to its shareholders. Distributions paid by the Fund that are eligible to be treated as section 199A dividends for a taxable year may not exceed the “qualified REIT dividends” received by the Fund from REITs reduced by the Fund’s allocable expenses. Section 199A dividends may be taxed to individuals and other non-corporate shareholders at a reduced effective federal income tax rate, provided the shareholder receiving the dividends has satisfied a holding period requirement for the Fund’s shares and satisfied certain other conditions. For the lower rates to apply, Fund shares must have been owned for at least 46 days during the 91-day period beginning on the date that is 45 days before the Fund’s ex-dividend date, but only to the extent that the Shareholder is not under an obligation (under a short-sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

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Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, reported as capital gain dividends are generally taxable to a Shareholder as long-term capital gains regardless of how long the Shareholder has held Shares, at rates of up to 20% for noncorporate taxpayers. Certain capital gain dividends attributable to dividends the Fund receives from REITs may be taxed to noncorporate taxpayers at a rate of 25%. Distributions of short-term capital gain are taxable to Shareholders as ordinary income. Shareholders receiving distributions in the form of additional Shares, rather than cash, generally will have a cost basis in each such share equal to the greater of the net asset value or fair market value of a share of the Fund on the reinvestment date. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will first be treated by a Shareholder as a return of capital which is applied against and reduces the Shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s basis in his or her Shares, the excess will be treated by the Shareholder as gain from a sale or exchange of Shares.

Shareholders will be notified annually as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the net asset value of those Shares.

A dividend or distribution received shortly after the purchase of Shares reduces the net asset value of the Shares by the amount of the dividend or distribution and, although in effect a return of capital, will be taxable to the Shareholder. If the net asset value of Shares were reduced below the Shareholder’s cost by dividends and distributions representing gains realized on sales of securities, such dividends and distributions, although also in effect returns of capital, would be taxable to the Shareholder in the same manner as other dividends or distributions.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to offset capital gains in future years. For U.S. federal income tax purposes, the Fund is permitted to carry forward a net capital loss from any taxable year that began on or before December 22, 2010 to offset its capital gains, if any, for up to eight years following the year of the loss. The Fund is permitted to carry forward indefinitely a net capital loss from any taxable year that began after December 22, 2010 to offset its capital gains, if any, in years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to the Fund and may not be distributed as capital gains to Shareholders. Carryforwards of losses from taxable years that began after December 22, 2010 must be fully utilized before the Fund may utilize carryforwards of losses from taxable years that began on or before December 22, 2010. Generally, the Fund may not carry forward any losses other than net capital losses. Under certain circumstances, the Fund may elect to treat certain losses as though they were incurred on the first day of the taxable year immediately following the taxable year in which they were actually incurred.

Sale or Exchange of Fund Shares

Sales and repurchases generally are taxable events for Shareholders that are subject to tax. Shareholders should consult their own tax advisers with reference to their individual circumstances to determine whether any particular transaction in Shares is properly treated as a sale for tax purposes, as the following discussion assumes, and to ascertain the tax treatment of any gains or losses recognized in such transactions. In general, if Shares are sold, the Shareholder will recognize gain or loss equal to the difference between the amount realized on the sale and the Shareholder’s adjusted tax basis in the Shares. Such gain or loss generally will be treated as long-term capital gain or loss if the Shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss. Any loss recognized by a Shareholder upon the sale, repurchase or other disposition of Shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the Shareholder of long-term capital gain with respect to such Shares (including any amounts credited to the Shareholder as undistributed capital gains).

Losses on sales, repurchases or other dispositions of Shares may be disallowed under “wash sale” rules in the event of other investments in the Fund (including investments made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the sale or other disposition of Shares or in the event the Shareholder enters into a contract or option to repurchase Shares within such period. In such a case, the disallowed portion of any loss generally would be included in the adjusted tax basis of the Shares acquired in the other investments.

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Nature of Fund’s Investments

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert long-term capital gain into short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) change the time at which a purchase or sale of stock or securities is deemed to occur and (vi) adversely alter the characterization of certain complex financial transactions. The Fund may make certain tax elections in order to mitigate the effect of these provisions.

The Code imposes constructive sale treatment for federal income tax purposes on certain hedging strategies with respect to appreciated financial positions. Under these rules, taxpayers will recognize gain, but not loss, with respect to securities if they enter into short sales or “offsetting notional principal contracts” (as defined by the Code) with respect to, or futures or forward contracts to deliver, the same or substantially identical property, or if they enter into such transactions and then acquire the same or substantially identical property.

As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or expense, while termination of a swap will generally result in capital gain or loss (which will be long-term capital gain or loss if the Fund has been a party to the swap for more than one year).

Original Issue Discount Securities

Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. This income is included in determining the amount of income which the Fund must distribute to avoid the payment of federal income tax and the 4% excise tax. Because such income may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its Shareholders.

Investments in Real Estate Investment Trusts

The Fund may invest in REITs that hold residual interests in real estate mortgage investment conduits (“REMICs”). Under Treasury regulations that have not yet been issued, but may apply retroactively, a portion of the Fund’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. These regulations are also expected to provide that excess inclusion income of a regulated investment company, such as the Fund, will be allocated to Shareholders of the regulated investment company in proportion to the dividends received by such Shareholders, with the same consequences as if the Shareholders held the related REMIC residual interest directly. The Internal Revenue Service (“IRS”) in Notice 2006-97 set forth some basic principles for the application of these rules until such regulations are issued. In general, the applicable rules under the Code and expected rules under the regulations will provide that the excess inclusion income allocated to Shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign Shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (as defined in the Code to include governmental Shares, tax-exempt entities and certain cooperatives) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations.

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Investments in Non-U.S. Securities

The Fund may invest in non-U.S. securities, which investments could subject the Fund to complex provisions of the Code applicable to equity interests in passive foreign investment companies (each, a “PFIC”). A PFIC is an equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations (i) that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of the corporation’s assets (computed based on average fair market value) either produce or are held for the production of passive income. If the Fund invests in PFICs, the Fund could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its Shareholders. The Fund would not be able to pass through to its Shareholders any credit or deduction for such a tax. A “qualified electing fund” election or a “mark-to-market” election may be available that would ameliorate these adverse tax consequences, but such elections could require the Fund to recognize taxable income or gain (subject to the distribution requirements applicable to RICs, as described above) without the concurrent receipt of cash. In order to satisfy the distribution requirements and avoid a tax at the Fund level, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for the Fund to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Fund on an annual basis, which it might not agree to do. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability or maximize its returns from these investments.

Dividends received by the Fund on foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders of the Fund generally will not be entitled to a credit or deduction with respect to any such taxes paid by the Fund.

Gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Backup Withholding

The Fund is required to withhold (as “backup withholding”) a portion of dividends and certain other payments paid to certain holders of Shares who do not to provide the Fund with their correct taxpayer identification number (or, in the case of individuals, their social security numbers) or to make required certifications, or who are otherwise subject to backup withholding. The withholding rate is 24%. Corporate Shareholders and certain other Shareholders specified in the Code generally are exempt from such backup withholding. This withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, provided the required information and forms are timely furnished to the IRS.

Foreign Shareholders

U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, a foreign corporation or foreign partnership (“Foreign Shareholder”) generally depends on whether the income received from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder. In addition, unless certain foreign entities that hold Shares comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to Fund distributions payable to such entities. A Foreign Shareholder may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the Shareholder and the applicable foreign government comply with the terms of such agreement.

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Income not Effectively Connected with a U.S. Trade or Business

If the income received from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of net investment income (including distributions of short-term capital gain) will generally be subject to a U.S. withholding tax of 30% (or lower treaty rate, except in the case of any excess inclusion income allocated to the Shareholder (see “Investments in Real Estate Investment Trusts” above)), which tax is generally withheld from such distributions. Dividends reported by the Fund as (i) interest-related dividends, to the extent such dividends are derived from the Fund’s “qualified net interest income,” or (ii) short-term capital gain dividends, to the extent such dividends are derived from the Fund’s “qualified short-term gain,” are generally exempt from this 30% withholding tax. “Qualified net interest income” is the Fund’s net income derived from U.S.-source interest and original issue discount, subject to certain exceptions and limitations. “Qualified short-term gain” generally means the excess of the Fund’s net short-term capital gain for the taxable year over its net long-term capital loss, if any.

Distributions of net capital gain and any amounts retained by the Fund which are designated as undistributed capital gains generally will not be subject to U.S. tax at the rate of 30% (or lower treaty rate). In the case of a Foreign Shareholder who is a nonresident alien individual, the Fund may be required to withhold U.S. income tax from distributions of net capital gain unless the Foreign Shareholder certifies his or her non-U.S. status under penalties of perjury or otherwise establishes an exemption

Income Effectively Connected with a U.S. Trade or Business

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of net investment income and capital gain dividends, any amounts retained by the Fund which are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Foreign corporate Shareholders may also be subject to the branch profits tax imposed by the Code. Certain certification and disclosure requirements, including delivery of a properly executed IRS Form W-8ECI, must be satisfied for income effectively connected with a U.S. trade or business to be exempt from the 30% withholding described above under “Income not Effectively Connected with a U.S. Trade or Business.”

The Fund may be required to apply special withholding rules to distributions to certain non-U.S. persons to the extent such distributions are attributable to gain from sales of “United States real property interests” held directly or indirectly by the Fund. Those rules, if applicable, require withholding at the rate of 21% of such a distribution payable with respect to a class of Shares. A distribution that is subject to 21% withholding will not also be subject to the 30% withholding tax described in “Income not Effectively Connected with a U.S. Trade or Business,” above. Distributions subject to 21% withholding will be treated as income effectively connected with a trade or business within the United States, and a non-U.S. person receiving such a distribution generally will be required to file a U.S. federal income tax return for the period in which such distribution is received. Under certain circumstances, a sale of Shares may be treated as a disposition of “United States real property interests,” requiring non-U.S. Shareholders to file U.S. federal income tax returns and pay tax on the sale. Prospective non-U.S. Shareholders should consult their tax advisers regarding these rules before purchasing Shares.

The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Other Tax Considerations

A 3.8% Medicare contribution tax generally applies to all or a portion of the net investment income of a Shareholder who is an individual and not a nonresident alien for federal income tax purposes and who has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain Shareholders that are estates and trusts. For these purposes, interest, dividends, and certain capital gains (among other categories of income) are generally taken into account in computing a Shareholder’s net investment income.

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Fund Shareholders may be subject to state, local and foreign taxes on their Fund distributions. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

If a Shareholder recognizes a loss on a disposition of Shares of $2 million or more for an individual Shareholder, or $10 million or more for a corporate Shareholder, in any single taxable year (or certain greater amounts over a combination of years), the Shareholder must file with the IRS a disclosure statement on Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, Shareholder of a RIC are not excepted. In addition, significant penalties may be imposed for the failure to comply with the reporting requirements. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Purchasers of Shares should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

Cohen & Company, Ltd., located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, has been selected as the independent registered public accountant for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, serves as counsel to the Fund and the Independent Trustees.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106. The Custodian is an affiliate of UMB Fund Services, Inc., which serves as the Fund’s administrator.

PLACEMENT AGENT

UMB Distribution Services, LLC, (the “Placement Agent”) is the placement agent of Shares and is located at 235 West Galena Street, Milwaukee, WI 53212. The Placement Agent is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Placement Agent Agreement, the Placement Agent acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund on a best efforts basis. The Placement Agent has no obligation to sell any specific quantity of Shares. The Placement Agent and its officers have no role in determining the investment policies of the Fund.

PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Investment Manager. The Investment Manager will vote such proxies in accordance with its proxy policies and procedures. Copies of the Investment Manager’s proxy policies and procedures are included as Appendix A to this SAI. The Board will periodically review the Fund’s proxy voting record.

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The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1-888-332-3320 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of January 27, 2020, there were no record or beneficial owners of 5% or more of the Fund or any Share class.

FINANCIAL STATEMENTS

The Fund is new and therefore, financial information is not yet available.

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APPENDIX A – PROXY VOTING POLICIES AND PROCEDURES

The Investment Manager primarily invests in assets other than publicly listed equities, so the technical requirements of Rule 206(4)-6, which governs proxy voting, will most likely be inapplicable to the Investment Manager’s investments. Nonetheless, the Investment Manager will always seek to uphold its fiduciary duties to its clients. The Investment Manager will seek to exercise voting opportunities in its clients’ best interests and will carefully consider any conflicts of interest that may arise.

The Managing Partner responsible for a particular portfolio company is responsible for the voting of all securities held by its clients. Such Managing Partner will ensure that the Investment Manager receives all relevant information, disclosure materials and such proxies or consents to be able to cast votes in a timely manner.

When considering whether to retain or continue retaining any proxy advisory firm to provide proxy voting recommendations, the Chief Compliance Officer of the Investment Manager will ascertain, at a minimum: whether the proxy advisory firm has the capacity and competency to adequately analyze proxy issues.  In this regard, the Investment Manager will include, among other things: the adequacy and quality of the proxy advisory firm’s staffing and personnel; the robustness of its policies and procedures regarding its ability to (i) ensure that its proxy voting recommendations are based on current and accurate information and (ii) identify and address any conflicts of interest and any other considerations that the investment adviser believes would be appropriate in considering the nature and quality of the services provided by the proxy advisory firm.

This proxy policy will be re-visited in the future (and at least annually) if the Investment Manager should have a need to vote proxies for public companies. The Investment Manager understands that if it votes proxies in the future this policy should be revised to address additional areas of concern such as material conflicts of interest, compliance and recordkeeping.

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APPENDIX B – RATINGS OF INVESTMENTS

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

An S&P Global Ratings short-term issue credit rating is generally assigned to those obligations considered short-term in the relevant market. The following summarizes the rating categories used by S&P Global Ratings for short-term issues:

“A-1” – A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3” – A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B” – A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C” – A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D” – A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed exchange offer.

Local Currency and Foreign Currency Ratings – S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. A foreign currency rating on an issuer will differ from the local currency rating on it when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

Moody’s Investors Service (“Moody’s”) short-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

“NR” – Is assigned to an unrated issuer.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” – Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3” – Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B” – Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C” – Securities possess high short-term default risk. Default is a real possibility.

“RD” – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D” – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Plus (+) or minus (-) – The “F1” rating may be modified by the addition of a plus (+) or minus (-) sign to show the relative status within that major rating category.

“NR” – Is assigned to an unrated issue of a rated issuer.

The DBRS® Ratings Limited (“DBRS”) short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the sub-categories “(high)”, “(middle)”, and “(low)”.

The following summarizes the ratings used by DBRS for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

“R-1 (middle)” – Short-term debt rated “R-1 (middle)” is of superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from “R-1 (high)” by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

“R-1 (low)” – Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)” – Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)” – Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)” – Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3” – Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4” – Short-term debt rated “R-4” is considered to be of speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

“R-5” – Short-term debt rated “R-5” is considered to be of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

“D” – Short-term debt rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Long-Term Credit Ratings

The following summarizes the ratings used by S&P Global Ratings for long-term issues:

“AAA” – An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA” – An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

“A” – An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB” – An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC” and “C” – Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB” – An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B” – An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC” – An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC” – An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

“C” – An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D” – An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Plus (+) or minus (-) – The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

“NR” – This indicates that a rating has not been assigned, or is no longer assigned.

Local Currency and Foreign Currency Risks - S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

Moody’s long-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of one year or more. Such ratings reflect both on the likelihood of default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

“NR” – Is assigned to unrated obligations.

The following summarizes long-term ratings used by Fitch:

“AAA” – Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” – Securities considered to be of high credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB” – Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

“BB” – Securities considered to be speculative. “BB” ratings indicate that there is an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B” – Securities considered to be highly speculative. “B” ratings indicate that material credit risk is present.

“CCC” – A “CCC” rating indicates that substantial credit risk is present.

“CC” – A “CC” rating indicates very high levels of credit risk.

“C” – A “C” rating indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned “RD” or “D” ratings but are instead rated in the “CCC” to “C” rating categories, depending on their recovery prospects and other relevant characteristics. Fitch believes that this approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

“NR” – Is assigned to an unrated issue of a rated issuer.

The DBRS long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories “(high)” and “(low)”. The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category. The following summarizes the ratings used by DBRS for long-term debt:

“AAA” – Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA” – Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

“A” – Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB” – Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

“BB” – Long-term debt rated “BB” is of speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

“B” – Long-term debt rated “B” is of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C” – Long-term debt rated in any of these categories is of very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D” – A security rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Municipal Note Ratings

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

●	Amortization schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

“SP-1” – A municipal note rated “SP-1” exhibits a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2” – A municipal note rated “SP-2” exhibits a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – A municipal note rated “SP-3” exhibits a speculative capacity to pay principal and interest.

“D” – This rating is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Moody’s uses the Municipal Investment Grade (“MIG”) scale to rate U.S. municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels – “MIG-1” through “MIG-3” while speculative grade short-term obligations are designated “SG”. The following summarizes the ratings used by Moody’s for short-term municipal obligations:

“MIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2” – This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” – This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

“NR” – Is assigned to an unrated obligation.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade or “VMIG” scale. The rating transitions on the VMIG scale differ from those on the Prime scale to reflect the risk that external liquidity support generally will terminate if the issuer’s long-term rating drops below investment grade.

“VMIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2” – This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3” – This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” – This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

“NR” – Is assigned to an unrated obligation.

About Credit Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.

Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Fitch credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. Fitch’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

Credit ratings provided by DBRS are forward-looking opinions about credit risk which reflect the creditworthiness of an issuer, rated entity, security and/or obligation. Credit ratings are not statements of fact. While historical statistics and performance can be important considerations, credit ratings are not based solely on such; they include subjective considerations and involve expectations for future performance that cannot be guaranteed. To the extent that future events and economic conditions do not match expectations, credit ratings assigned to issuers, entities, securities and/or obligations can change. Credit ratings are also based on approved and applicable Methodologies (“Methodologies”), which are periodically updated and when material changes are deemed necessary, this may also lead to rating changes.

Credit ratings typically provide an opinion on the risk that investors may not be repaid in accordance with the terms under which the obligation was issued. In some cases, credit ratings may also include consideration for the relative ranking of claims and recovery, should default occur. Credit ratings are meant to provide opinions on relative measures of risk and are not based on expectations of any specific default probability, nor are they meant to predict such.

The data and information on which DBRS bases its opinions is not audited or verified by DBRS, although, DBRS conducts a reasonableness review of information received and relied upon in accordance with its Methodologies and policies.

DBRS uses rating symbols as a concise method of expressing its opinion to the market, but there are a limited number of rating categories for the possible slight risk differentials that exist across the rating spectrum and DBRS does not assert that credit ratings in the same category are of “exactly” the same quality.

PART C:

OTHER INFORMATION

Keystone Private Income Fund (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	Financial Statements:

Not Applicable

(2)	Exhibits

(a)(1)	Agreement and Declaration of Trust is incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23482) as previously filed on October 7, 2019.

(a)(2)	Certificate of Trust is incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23482) as previously filed on October 7, 2019.

(b)	By-Laws are incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23482) as previously filed on October 7, 2019.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1), (b).

(e)	Not applicable.

(f)	Not applicable.

(g)	Investment Management Agreement is filed herewith.

(h)	Wholesaling and Placement Agent Agreement is filed herewith.

(h)(1)	Form of Distribution and Service Plan is filed herewith.

(i)	Not applicable.

(j)	Custody Agreement is filed herewith.

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement is filed herewith.

(k)(2)	Expense Limitation and Reimbursement Agreement is filed herewith.

(k)(3)	Platform Management Agreement is filed herewith.

(k)(4)	Joint Insured Bond Agreement is filed herewith.

(k)(5)	Joint Liability Insurance Agreement is filed herewith.

(k)(6)	Escrow Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Form of Subscription Agreement is filed herewith

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is filed herewith.

(r)(2)	Code of Ethics of Keystone National Group, LLC is filed herewith.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$15,000
Printing fees	$2,500
Blue Sky fees	$26,000
Transfer Agent fees	$38,000
Total	$81,500

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Trustees of the Registrant is identical or substantially identical to the board of trustees and/or board of directors and/or board of managers of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Shareholders*
Shares	0

*	As of January 31, 2020

Item 30. Indemnification

Sections 8.1-8.4 of Article VIII of the Registrant’s Agreement and Declaration of Trust states:

Section 8.1	Limitation of Liability. Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission in his capacity as Trustee or as an officer of the Trust, or for any act or omission of any other officer or any employee of the Trust or of any other person or party, provided that nothing contained herein or in the Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer hereunder.

Section 8.2	Indemnification. The Trust shall indemnify each of its Trustees, officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative, regulatory, or legislative body, in which he may be involved or with which he may be threatened, while as a Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”). Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and (b) any of (i) such Covered Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8.3	Indemnification Determinations. Indemnification of a Covered Person pursuant to Section 8.2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8.4	Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Additionally, the Registrant’s various agreements with its service providers contain indemnification provisions.

Item 31. Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Registrant’s investment adviser, Keystone National Group, LLC (the “Investment Manager”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each director, executive officer, managing member or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission, and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Investment Manager, and/or (3) the Registrant’s counsel. The address of each is as follows:

1.	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

2.	Keystone National Group, LLC 60 E. South Temple, Suite 2100 Salt Lake City, Utah 84111

3.	Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon in the State of California on the 7th day of February, 2020.

Keystone Private Income Fund

By:	/s/ John Earl
Name:	John Earl
Title:	President

Exhibit Index

(g)	Investment Management Agreement
(h)	Wholesaling and Placement Agent Agreement
(h)(1)	Form of Distribution and Service Plan
(j)	Custody Agreement
(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement
(k)(2)	Expense Limitation and Reimbursement Agreement
(k)(3)	Platform Management Agreement
(k)(4)	Joint Insured Bond Agreement
(k)(5)	Joint Liability Insurance Agreement
(k)(6)	Escrow Agreement
(p)	Form of Subscription Agreement
(r)(1)	Code of Ethics of Registrant
(r)(2)	Code of Ethics of Keystone National Group, LLC